UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
Filed by the Registrant     ☒         Filed by a Party other than the Registrant     ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12
SIGNET JEWELERS LIMITED

(Name of Registrant as Specified In Its Charter)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which the transaction applies:

(2)	Aggregate number of securities to which the transaction applies:

(3)	Per unit price or other underlying value of the transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of the transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Clarendon House
2 Church Street
Hamilton HM11
Bermuda
May 4, 2017
DEAR SHAREHOLDER
It is my pleasure to invite you to the 2017 Annual Meeting of the Shareholders of Signet Jewelers Limited, which will be held on Wednesday, June 28, 2017 at 11:00 a.m. Eastern Daylight Time, at Hilton Akron / Fairlawn, 3180 W. Market Street, Akron, Ohio, 44333 - 3365, United States of America.
At the Meeting, you are being asked to vote on the following matters:

•	Election of twelve directors to the Board of Directors as listed in the Proxy Statement;

•	Appointment of the Company’s independent registered auditor;

•	Approval, on a non-binding advisory basis, of the compensation of the named executive officers of the Company as detailed in the Proxy Statement; and

•	Approval, on a non-binding advisory basis, of the frequency of the Say-on-Pay vote.
The Company’s Annual Report on Form 10-K for the fiscal year ended January 28, 2017 (“Fiscal 2017”), as approved by the Board, will be presented at the Meeting.
This year the Company is again taking advantage of the rules under the Securities Exchange Act of 1934 that allow companies to furnish proxy materials to Shareholders electronically. You will receive a Notice of Internet Availability of Proxy Materials (the “Notice”) by mail or email on or around May 4, 2017. You will not receive a printed copy of the proxy materials unless you specifically request one or have previously requested one. The Notice explains how to access and review all of the important information contained in the Proxy Statement, as well as how to submit your proxy electronically or, additionally for U.S. Shareholders, by telephone. If you would like to receive a printed copy of the Company's proxy materials, please follow the instructions for requesting these materials that are included in the Notice. The Notice and Proxy Card include instructions on how you can access and review the Notice, Proxy Statement and Annual Report on Form 10-K on the Company’s website.
It is important that your shares are represented and voted at the Meeting, regardless of the size of your holdings. Your vote is important.

H. Todd Stitzer
Chairman

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Date:	Wednesday, June 28, 2017
Time:	11:00 a.m. Eastern Daylight Time
Place:	Hilton Akron / Fairlawn, 3180 W. Market Street, Akron, Ohio, 44333 - 3365, United States of America
Notice is hereby given that the 2017 Annual Meeting of Shareholders (“Meeting”) of Signet Jewelers Limited (the “Company”) will be held at Hilton Akron / Fairlawn, 3180 W. Market Street, Akron, Ohio, 44333 - 3365, United States of America, on Wednesday, June 28, 2017 at 11:00 a.m. Eastern Daylight Time, to consider the following items of business:

1.
Election of twelve directors to the Company’s Board of Directors to serve until the next Annual Meeting of Shareholders of the Company or until their respective successors are elected in accordance with the Bye-laws of the Company.

2.
Appointment of KPMG LLP as independent auditor of the Company, to hold office from the conclusion of this Meeting until the conclusion of the next Annual Meeting of Shareholders and to authorize the Audit Committee to determine its compensation.

3.	Approval, on a non-binding advisory basis, of the compensation of the Company's named executive officers as disclosed in the Proxy Statement (the “Say-on-Pay” vote).

4.	Approval, on a non-binding advisory basis, of the frequency of the Say-on-Pay vote (the "Say-on-Frequency" vote).
In addition, we will consider the transaction of any other business properly brought at the Meeting or any adjournment or postponement thereof.
Each of the proposals to be presented at the Meeting will be voted upon by a poll.
The Company’s Annual Report on Form 10-K for the fiscal year ended January 28, 2017 ("Fiscal 2017") as approved by the Board of Directors (the "Board") will be presented at the Meeting.
The Board has fixed the close of business on Friday, April 21, 2017, as the record date for the Meeting. All Shareholders of record at the close of business on that date are entitled to notice of, and to be present and vote at, the Meeting and at any adjournment and continuation thereof.
Attendance at the Meeting will be limited to Shareholders of record, beneficial owners with evidence confirming entitlement to provide voting instructions, proxies, corporate representatives of Shareholders, and guests invited by management. Any person claiming to be an authorized representative of a Shareholder must, upon request, produce written evidence of such authorization.
The Meeting will be conducted pursuant to the Company’s Bye-laws and rules of order prescribed by the Chairman of the Meeting.
By Order of the Board
Mark Jenkins
Chief Governance Officer & Corporate Secretary
May 4, 2017
Important notice regarding the availability of proxy materials for the Annual Meeting of Shareholders to be held on June 28, 2017. The Notice of Internet Availability of Proxy Materials, Notice of Annual Meeting of Shareholders, Proxy Statement, Proxy Card and the Annual Report to Shareholders are available at www.signetjewelers.com/shareholders.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING OF SHAREHOLDERS IN PERSON AND REGARDLESS OF THE NUMBER OF SHARES YOU OWN, PLEASE REGISTER YOUR VOTE BY APPOINTING A PROXY ELECTRONICALLY BY INTERNET OR, FOR U.S. SHAREHOLDERS, BY TELEPHONE IN ACCORDANCE WITH THE INSTRUCTIONS ON THE PROXY CARD, OR ALTERNATIVELY MARK, SIGN AND DATE THE PROXY CARD IN ACCORDANCE WITH THE INSTRUCTIONS THEREON AND MAIL IT PROMPTLY TO ENSURE THAT YOUR SHARES WILL BE REPRESENTED. YOU MAY VOTE IN PERSON IF YOU ATTEND THE ANNUAL MEETING OF SHAREHOLDERS. YOUR PROXY IS REVOCABLE AT ANY TIME BY SENDING WRITTEN NOTICE OF REVOCATION OR BY SUBMISSION OF A PROPERLY EXECUTED PROXY BEARING A LATER DATE TO THE TRANSFER AGENT BY THE DEADLINE OF 12:01AM EASTERN DAYLIGHT TIME (5:01AM BRITISH SUMMER TIME) ON JUNE 28, 2017 OR BY VOTING IN PERSON AT THE MEETING.

 Table of Contents

PROXY STATEMENT SUMMARY	4
OWNERSHIP OF THE COMPANY	6
Shareholders Who Beneficially Own At Least Five Percent of the Common Shares	6
Ownership by Directors, Director Nominees and Executive Officers	7
Section 16(a) Beneficial Ownership Reporting Compliance	7
PROPOSALS FOR THE ANNUAL MEETING OF SHAREHOLDERS	8
Proposal 1: Election of Twelve Directors	8
Proposal 2: Appointment of Independent Auditor	12
Proposal 3: Approval, on a Non-Binding Advisory Basis, of the Compensation of Named Executive Officers as Disclosed in the Proxy Statement	13
Proposal 4: Approval, on a Non-Binding Advisory Basis, of the Frequency of the Say-on-Pay vote	14
BOARD OF DIRECTORS AND CORPORATE GOVERNANCE	15
Role of the Board	15
Transactions with Related Persons	16
Risk Oversight	17
Corporate Governance Guidelines	18
Board Committees	18
Report of the Audit Committee	21
Executive Officers of the Company	22
EXECUTIVE COMPENSATION	23
Compensation Discussion and Analysis	23
Clawback Policy	30
Share Ownership Policy	31
Anti Hedging and Pledging Policies	31
Report of the Compensation Committee	32
Summary Compensation Table	33
Grants of Plan-Based Awards	34
Outstanding Equity Awards	35
Option Exercises and Shares Vested	36
Non Qualified Deferred Compensation	37
Termination Protection Agreements	38
Termination Payments	40
Equity Compensation Plan Information	44
DIRECTOR COMPENSATION	45
SHAREHOLDER Q&A	46

Proxy Statement Summary

Highlights of certain information in this Proxy Statement are provided below. As it is only a summary, please refer to the complete Proxy Statement and 2017 Annual Report to Shareholders before you vote.
2017 ANNUAL MEETING OF SHAREHOLDERS

Date and Time:
June 28, 2017, 11:00 a.m. Eastern Daylight Time
Date proxy materials are first made available to Shareholders:
May 4, 2017
Place:
Hilton Akron / Fairlawn, 3180 W. Market Street, Akron, Ohio, 44333 - 3365, United States of America

Record Date:
April 21, 2017
Electronic voting:
Place your vote by visiting www.signetjewelers.com/shareholders

CORPORATE GOVERNANCE

Corporate governance policies reflect best practice

•	Annual election of all Directors

•	Independent Chairman of the Board

•	Independent Chairman of the Board approves Board meeting agendas

•	All Directors are independent with the exception of the Chief Executive Officer ("CEO")

•	Majority voting for Director elections

•	Each Director who was in office at the time attended 99% of Board and committee meetings during Fiscal 2017

•	All Directors who were in office at the time attended the 2016 Annual Meeting of Shareholders

•	Executive sessions of independent Directors are held at each regularly scheduled Board meeting

•	Company policy prohibits pledging and hedging of Company stock by Directors and employees

•	Executive officer and Director Share Ownership Policies

•	Regular Board participation in CEO succession planning

•	Annual Board, Committee and Director evaluations

•	External Board evaluation in the upcoming year

•	Board Diversity Policy

•	Director Tenure Policy

•	Director skills matrix

VOTING MATTERS AND BOARD RECOMMENDATIONS

Proposal	Board’s Recommendation	Page
Election of twelve Director Nominees (Proposal No. 1)	FOR all Director Nominees	8
Appointment of KPMG LLP as Independent Auditor to the Company until the conclusion of the next Annual Meeting of Shareholders (Proposal No. 2)	FOR	12
Approval, on a Non-Binding Advisory Basis, of the Compensation of the Company's Named Executive Officers (the Say-on-Pay vote) (Proposal No. 3)	FOR	13
Approval, on a Non-Binding Advisory Basis, of the Frequency of the Say-on-Pay vote (the Say-on-Frequency vote) (Proposal No. 4)	FOR ONE YEAR	14

EXECUTIVE COMPENSATION PROGRAMS
Executive compensation programs are designed to attract and retain talent and align the interests of executives with Shareholders by paying for performance
Signet's compensation philosophy is to provide market-competitive programs, with pay directly linked to the achievement of short- and long-term business results.
The Compensation Committee has a practice of reviewing program components, targets and payouts on an annual basis to assess the strength of pay-for-performance alignment. Performance is evaluated against short-term goals that support the Company’s long-term business strategy and long-term goals that measure the creation of long-term Shareholder value.

Executive compensation programs incorporate strong governance features

•	Compensation Committee assesses the pay and performance alignment of incentive plans

•	Long-term and short-term awards are performance-based

•	No single-trigger cash payments on change of control and equity awards require a qualified termination after the change of control to vest, unless assumed or replaced

•	Clawback Policy

•	Stock ownership guidelines for named executive officers ("NEOs") and independent Directors

•	The Compensation Committee engages an independent compensation consultant

•	Limited perquisites

•	No excise tax or income tax gross-ups

The Company received strong Shareholder support for the executive compensation program in place during the fiscal year ended January 30, 2016 (“Fiscal 2016”) with 98.3% of votes cast approving the advisory Say-on-Pay resolution in June 2016. As in prior years, the Committee considered this input from Shareholders as well as input from other stakeholders as part of its annual review of the executive compensation program. Following this review and based on the Committee’s assessment of the program, the Compensation Committee continued to apply the same principles in determining the amounts and types of executive compensation for Fiscal 2017.
Please see the Compensation Discussion and Analysis ("CDA") section of this Proxy Statement for a detailed description of executive compensation.

Ownership of the Company

SHAREHOLDERS WHO BENEFICIALLY OWN AT LEAST FIVE PERCENT OF THE COMMON SHARES
The table below shows all persons who were known to the Company to be beneficial owners (determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of more than five percent of the Common Shares as of April 21, 2017. The table is based upon reports filed with the United States Securities and Exchange Commission (the “SEC”). Copies of these reports are publicly available from the SEC on its website, www.sec.gov.

Name and address of beneficial owner	Amount and nature of beneficial ownership	Percent of class
Select Equity Group, L.P. 380 Lafayette Street, 6th Floor New York, NY 10003, USA	8,075,076(1)	11.6%
The Vanguard Group, Inc. 100 Vanguard Boulevard Malvern, PA 19355, USA	7,154,172(2)	10.3%
Leonard Green 11111 Santa Monica Boulevard, Suite 2000 Los Angeles, CA 90025, USA	6,658,059(3)	8.8%
Abrams Bison Investments, L.L.C. 3 Bethesda Metro Center, Suite 1250 Bethesda, MD 20814, USA	4,525,000(4)	6.0%
BlackRock Inc. 55 East 52nd Street New York, NY 10055, USA	4,173,534(5)	6.0%
T. Rowe Price Associates, Inc. 100 E. Pratt Street Baltimore, MD 21202 USA	3,889,873(6)	5.5%
None of the Company’s Common Shares entitle the holder to any preferential voting rights.

(1)
Based upon a Schedule 13G/A filed on February 13, 2017, Select Equity Group, L.P. and George S. Loening (majority owner of Select Equity Group, L.P. and managing member of its general partner) jointly reported beneficial ownership of 8,075,076 shares with shared voting and shared dispositive power over 8,075,076 shares.

(2)
Based upon a Schedule 13G filed on March 10, 2017, The Vanguard Group, Inc. (“Vanguard”) reported beneficial ownership of 7,154,172 shares as follows: sole voting power over 108,856 shares, shared voting power over 12,942 shares, sole dispositive power over 7,031,747 shares and shared dispositive power over 122,425 shares. Vanguard reported that Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of Vanguard, is the beneficial owner of 89,056 shares as a result of its serving as investment manager of collective trust accounts, and that Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of Vanguard, is the beneficial owner of 53,142 shares as a result of its serving as investment manager of Australian investment offerings.

(3)
Based upon a Schedule 13D filed on October 13, 2016, by Green Equity Investors VI,L.P., Green Equity Investors Side VI, L.P., LGP Associates VI-A LLC, LGP Associates VI-B LLC, GEI Capital VI, LLC, Green VI Holdings, LLC, Leonard Green & Partners, L.P., LGP Management Inc., Peridot Coinvest Manager LLC, and Jonathan D. Sokoloff (collectively, "Leonard Green"). Leonard Green jointly reported shared voting and shared dispositive power of 6,658,059 Common Shares. The Schedule 13D reports 625,000 Series A Convertible Preference Shares, par value $0.01 per share, which are convertible into 6,658,059 Common Shares of the Company.

(4)
Based upon a Schedule 13D filed on September 23, 2016, by Abrams Bison Investments, L.L.C., Abrams Bison Partners, L.P., and Gavin Abrams (collectively, "Abrams Bison"). Abrams Bison jointly reported beneficial ownership of 4,525,000 shares with shared voting and shared dispositive power of 4,525,000 shares.

(5)
Based upon a Schedule 13G/A filed on January 27, 2017, BlackRock Inc. reported beneficial ownership of 4,173,534 shares as follows: sole voting power over 3,542,582 shares and sole dispositive power over 4,173,534 shares.

(6)
Based upon a Schedule 13G filed on February 7, 2017, T. Rowe Price Associates, Inc. reported beneficial ownership of 3,889,873 shares as follows: sole voting power over 1,060,816 shares and sole dispositive power over 3,889,873 shares.

Ownership of the Company (continued)

OWNERSHIP BY DIRECTORS, DIRECTOR NOMINEES AND EXECUTIVE OFFICERS
The table below shows the number of Common Shares of the Company beneficially owned (determined in accordance with Rule 13d-3 of the Exchange Act) as of April 21, 2017 by each current Director, each executive officer named in the Summary Compensation Table, and all of the Company’s executive officers and Directors as a group.

Name	Common Shares(1)	Shares that may be acquired upon exercise of options within 60 days(2)	Total(3)
H. Todd Stitzer(4)	14,733	—	14,733
Mark Light(4)(5)	126,873	—	126,873
Virginia Drosos(4)	8,918	—	8,918
Dale Hilpert(4)	16,052	—	16,052
Helen McCluskey(4)	6,197	—	6,197
Marianne Miller Parrs(4)	19,527	—	19,527
Thomas Plaskett(4)	16,407	—	16,407
Jonathan Sokoloff(4)(6)	1,290	—	1,290
Robert Stack(4)	6,006	—	6,006
Brian Tilzer(4)	847	—	847
Eugenia Ulasewicz(4)	5,341	—	5,341
Russell Walls(4)	13,180	—	13,180
Steven Becker(7)	17,199	—	17,199
Edward Hrabak(7) (8)	16,203	—	16,203
George Murray(7)	17,990	—	17,990
Michele Santana(7)	21,488	—	21,488
All Executive Officers and Directors as a group (20 persons)	356,602	—	356,602

(1)	No shares are pledged as security. All shares are owned directly with the exception of Steven Becker who holds 8,506 shares indirectly in a trust registered in the name of his spouse.

(2)	Shares issuable upon the exercise of vested stock options and/or settlement of restricted stock units.

(3)	All holdings represent less than 1% of the Common Shares outstanding. No Series A Convertible Preference Shares are held.

(4)	Director

(5)	CEO

(6)
Green Equity Investors VI, L.P. ("GEI VI"), Green Equity Investors Side VI, L.P. ("GEI Side VI"), LGP Associates VI-A LLC ("Associates VI-A") and LGP Associates VI-B LLC ("Associates VI-B") are the direct owners of 625,000 Series A Convertible Preference Shares that are convertible into 6,058,059 Common Shares. Mr. Sokoloff directly (whether through ownership or position) or indirectly through one or more intermediaries, may be deemed to be the indirect beneficial owner of the shares owned by GEI VI, GEI Side VI, Associates VI-A and Associates VI-B. Mr. Sokoloff disclaims beneficial ownership of the shares except to the extent of his pecuniary interest therein.

(7)	Executive Officer

(8)	Edward Hrabak resigned as Chief Operations Officer effective January 29, 2017.

See CDA and Director Compensation below for a discussion of the Company’s Share Ownership Policies applicable to executive officers and Directors, respectively.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires the Company’s Directors, executive officers and persons who beneficially own more than 10% of a registered class of the Company's equity securities to file with the SEC reports of ownership and changes in ownership. Executive officers, Directors and such security holders are required by SEC regulation to furnish the Company with copies of all such forms which they file. To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and information provided by the reporting persons, all of its Directors and executive officers filed the required reports on a timely basis during Fiscal 2017.

Proposals for the Annual Meeting of Shareholders

Proposal 1: Election of Twelve Directors (Item 1 on the Proxy Card)
Shareholders will be asked to consider twelve nominees for election to the Board to serve until the next Annual Meeting of Shareholders or until their successors are duly elected. Each current Director standing for election has the endorsement of the Board and the Nomination and Corporate Governance Committee.
NOMINEES FOR DIRECTORS
Set forth below is biographical information concerning each nominee for Director of the Company. An asterisk indicates an independent Director who satisfies the definitions of independence and has been affirmatively determined by the Board as being independent in accordance with the New York Stock Exchange (“NYSE”) Listing Standards.

H. TODD STITZER*	Private Directorships:	Former Directorships Held:
Age: 65 Director Since: January 2012	• Massachusetts Mutual Life Insurance Company	• Diageo plc (June 2013)

H. Todd Stitzer has been Chairman of Signet since June 2012. Mr. Stitzer is a Director of privately held Massachusetts Mutual Life Insurance Company and a member of the advisory board of Hamlin Capital Management, a privately held investment advisory firm. Prior to this, Mr. Stitzer was, until its acquisition by Kraft, Inc. in 2010, the Chief Executive Officer of Cadbury plc (previously Cadbury Schweppes plc). Having joined that company in 1983 as Assistant General Counsel for North America, he later moved into strategic planning, marketing and sales roles. Mr. Stitzer became CEO of Cadbury plc’s wholly-owned subsidiary, Dr Pepper/7 Up Inc., in 1997 and then of Cadbury plc in 2003. Mr. Stitzer practiced as an attorney with Lord, Day & Lord, was a director of publicly held Diageo plc between 2004 and June 2013, and was a member of the advisory committee to the board of Virgin Group Holdings Ltd between 2010 and 2014. It was on the basis of his proven leadership skills and ability to Chair the Board that the Board concluded that Mr. Stitzer should continue to serve on the Board.

VIRGINIA DROSOS*	Public Directorships:	Private Directorships:
Age: 54 Director Since: July 2012	• American Financial Group, Inc.	• Assurex Health

Virginia “Gina” Drosos is President, CEO and a Director of Assurex Health and a Director of American Financial Group Inc. Prior to this, Ms. Drosos was Group President of the Procter & Gamble Company until September 2012. During her 25 year career at Procter & Gamble, Ms. Drosos held positions of increasing responsibility. In her role as Group President, Ms. Drosos had responsibility for a $6 billion business unit’s operations, profit and loss, strategy, innovation and long-term business development. With her broad background in strategic, business and financial planning and operations, Ms. Drosos brings valuable skills and insights to the Company. She has expertise in branding, marketing, global operations and business expansions into new geographies. The Board has concluded that Ms. Drosos should continue to serve on the Board for these reasons.

DALE HILPERT*	Former Directorships:
Age: 74 Director Since: September 2003	• ANN INC. (August 2015)
Dale Hilpert was Chief Executive Officer of Williams-Sonoma, Inc. from April 2001 until his retirement in January 2003. Prior to this, he was Chairman and Chief Executive Officer of Foot Locker, Inc., which he joined as President and Chief Operating Officer in 1995. Mr. Hilpert was a Director of ANN INC. until it was acquired by Ascena Retail Group in August 2015. Mr. Hilpert was asked to join the Board so that it might benefit from his general management and retail-specific skills. The Board has concluded that Mr. Hilpert should continue to serve on the Board for these reasons.

MARK LIGHT	Public Directorships:
Age: 55 Director Since: November 2014	• Regis Corp.

Mark Light was appointed Chief Executive Officer and a Director of the Company on November 1, 2014. Mr. Light has held senior leadership positions with Signet and its Sterling Jewelers Division for over 25 years, having previously been President and Chief Operating Officer of Signet and Chief Executive Officer of the Sterling Jewelers Division since 2006. Mr. Light also serves on the Board of Regis Corporation. Mr. Light has broad and deep knowledge of Signet’s business and the jewelry industry. As Chief Executive Officer, he has extensive knowledge of Signet’s operations, a broad retail skill set and substantial leadership experience. The Board has concluded that Mr. Light should continue to serve on the Board for these reasons.

HELEN MCCLUSKEY*	Public Directorships:	Former Directorships:
Age: 62 Director Since: August 2013	• Dean Foods Company • Avon Products, Inc.	• PVH Corporation (June 2014) • The Warnaco Group, Inc. (February 2013)

Helen McCluskey was appointed as a Director of Dean Foods Company in November 2015 and Avon Products Inc. in July 2014. Prior to this, she was President and CEO of The Warnaco Group, Inc. until its 2013 acquisition by PVH Corporation. Ms. McCluskey joined Warnaco as Group President, Intimate Apparel in 2004, and her responsibilities continued to increase, becoming Chief Operating Officer in 2010, and President and Chief Executive Officer in 2012. Prior to joining Warnaco, Ms. McCluskey held various positions of increasing responsibility with Firestone Tire & Rubber Company (1977-1983), Playtex Apparel, Inc (1983-2001) (which was acquired by Sara Lee Corporation in 1991) and Liz Claiborne Inc. (now Fifth & Pacific Companies Inc.) (2001-2004). Ms. McCluskey served as an Independent Director of PVH Corporation until June 2014, which position she assumed following the merger with Warnaco in February 2013. With Ms. McCluskey’s broad background in strategy, business planning and operations, she brings valuable skills and insight to the Company. The Board has concluded that Ms. McCluskey should continue to serve on the Board for these reasons.

MARIANNE MILLER PARRS*	Public Directorships:
Age: 73 Director Since: October 2008	• Stanley Black & Decker, Inc. • CIT Group Inc.
Marianne Miller Parrs is a Director of Stanley Black & Decker, Inc. (previously The Stanley Works Inc.) and CIT Group Inc. She retired in 2007 as Executive Vice President and Chief Financial Officer of International Paper Company, having joined in 1974 as a Pension Trust Investment Manager and holding a number of positions before first being appointed Senior Vice President and Chief Financial Officer in 1995. She held this position until 1999 when she was appointed Executive Vice President with responsibility for Information Technology, Global Sourcing, Global Supply Chain and Investor Relations. She held this role for six years and she was also reappointed Chief Financial Officer in 2005. Previously Ms. Parrs was a Security Analyst at a number of firms including Merrill Lynch. The Board considered it necessary to recruit to the Board a Director with substantial US financial reporting experience. The Board has concluded that Ms. Parrs should continue to serve on the Board for these reasons.

THOMAS PLASKETT*	Former Directorships:
Age: 73 Director Since: October 2008	• Alcon Laboratories, Inc. (May 2011) • RadioShack Corporation (November 2013)
Thomas Plaskett has been Chairman of Fox Run Capital Associates, a private consulting firm focusing on financial advisory and corporate governance services for emerging companies, since 1991. From 1999 until 2000 he served as the Chairman, President and Chief Executive Officer of Probex Corp., an energy technology company. He also served as Vice Chairman of Legend Airlines from 1997 until 2001. Mr. Plaskett served as Interim President, Chief Executive Officer, and Acting Chief Financial Officer of Greyhound Lines for two years before becoming Chairman from 1995 until 1999, when the company was sold. Previously, he was Chairman, President and Chief Executive Officer of Pan Am Corporation from 1988 until 1991. Prior to that, Mr. Plaskett was President and Chief Executive Officer of Continental Airlines from 1986 to 1987. Mr. Plaskett also held several senior management positions at American Airlines Group, Inc. and AMR Company between 1974 and 1986. Mr. Plaskett served as a Director of Alcon Laboratories Inc. and RadioShack Corporation until May 2011 and November 2013, respectively. Mr. Plaskett joined the Board as his considerable general management skills were considered to be an enhancement to the overall efficiency and effectiveness of the Board. The Board has concluded that Mr. Plaskett should continue to serve on the Board for these reasons.

JONATHAN SOKOLOFF*	Public Directorships:	Former Directorships:
Age: 59 Director Since: October 2016	• Container Store Group, Inc. • Shake Shack Inc. • Whole Foods Market, Inc.	• Rite Aid Corporation (May 2011)

Jonathan Sokoloff was appointed to the Board on October 5, 2016. Mr. Sokoloff currently serves as a Managing Partner with Leonard Green & Partners, L.P. ("Leonard Green"), one of Signet's significant stockholders, which he joined in 1990. Before joining Leonard Green, he was a Managing Director in Investment Banking at Drexel Burnham Lambert. Mr. Sokoloff currently serves on the boards of the following public companies: Container Store Group, Inc., Shake Shack Inc., and Whole Foods Market, Inc. Previously, Mr. Sokoloff served on the board of Rite Aid Corporation until May 2011. Mr. Sokoloff brings particular knowledge and experience in finance, and broad-based experience in the leadership of retail businesses and the board practices of other major corporations to the Board. The Board has concluded that Mr. Sokoloff should continue to serve on the Board for these reasons.

ROBERT STACK*	Public Directorships:	Former Directorships:
Age: 66 Director Since: September 2013	• IMI plc	• J Sainsbury plc (July 2012)

Robert Stack has been a Director of IMI plc since 2008. Prior to this, Mr. Stack was Global Head of Human Resources for Cadbury plc (formerly Cadbury Schweppes plc) until his retirement in 2008, having joined Cadbury in 1990 as Vice President, Human Resources, Cadbury Schweppes global beverages unit. On becoming Global Head of Human Resources in 1996, he also joined the Board of Directors as an Executive Director where he led the recruitment of senior executives as well as board members and was also responsible for corporate communications and external affairs globally. Mr. Stack held positions of increasing responsibility with Bristol-Myers Squibb Company (1972-1980) and Primerica Corporation (formerly American Can Company) (1980-1990), and was a Director of publicly held J Sainsbury plc from 2005 to 2012. Mr. Stack has extensive general management and human resources knowledge which enhances the overall effectiveness of the Board. The Board has concluded that Mr. Stack should continue to serve on the Board for these reasons.

BRIAN TILZER*
Age: 46 Director Since: February 2017

Brian Tilzer currently serves as Chief Digital Officer at CVS Health Corporation and has more than 20 years of experience in strategic business development, operations and information technology, with a deep concentration in corporate and e-commerce strategy. Prior to joining CVS Health, Mr. Tilzer was the Senior Vice President of Global e-Commerce with Staples, where he developed and led several multi-channel digital innovation strategies. Mr. Tilzer holds a BA from Tufts University, an MBA from The Wharton School, and is a member of the Mass Technology Leadership Council, a leading technology association and the premier network for technology executives, entrepreneurs, investors and policy leaders. The Board has concluded that Mr. Tilzer should continue to serve on the Board for these reasons.

EUGENIA ULASEWICZ*	Public Directorships:
Age: 63 Director Since: September 2013	• Bunzl plc • Vince Holding Corp.

Eugenia Ulasewicz is a Director of Bunzl plc and Vince Holding Corp. She was President of Burberry Group plc’s American division, responsible for the US, Canada, Latin America, Central and South America until her retirement in March 2013. Ms. Ulasewicz joined Burberry in 1998 and became a member of its executive committee in 2006. Ms. Ulasewicz has held positions of increasing responsibility with Bloomingdales, a division of Macy’s, Inc. (formerly Federated Department Stores, Inc.) (1975-1991), Galeries Lafayette (1991-1993) and Saks, Inc. (1993-1998). She has expertise in retail, branding, marketing, omni-channel, global operations and general management that provides valuable skills and insights to the Company. The Board has concluded that Ms. Ulasewicz should continue to serve on the Board for these reasons.

RUSSELL WALLS*	Public Directorships:	Private Directorships:
Age: 73 Director Since: August 2002	• Biocon Limited • Mytrah Energy Limited	• Aviva Life & Pensions UK Limited • Aviva Italia Holding S.p.A.

Russell Walls is a Director of Biocon Limited and Mytrah Energy Limited, and Chairman of Aviva Life & Pensions UK Limited and Aviva Italia Holding S.p.A.. He was the Group Finance Director of BAA plc until his retirement in 2002 and was an Independent Director of Aviva plc until May 2013. He is a Fellow of the Association of Chartered Certified Accountants. The Board considers Mr. Walls to have considerable experience as a financial manager and as such has developed financial knowledge considered to be of significant benefit to its efficiency and effectiveness. The Board has concluded that Mr. Walls should continue to serve on the Board for these reasons.

SUMMARY OF DIRECTOR QUALIFICATIONS AND EXPERIENCE
The following table provides a summary of each Director nominee’s specific skills, knowledge and experience. Individuals may possess other valuable skills, knowledge and experience even though they are not indicated below:

Director	Retail industry	Leadership	Financial expertise / Literacy	Operations	Human Resources	Marketing	Global business experience	Digital
H. Todd Stitzer		✓	✓	✓		✓	✓
Virginia Drosos		✓		✓		✓	✓
Dale Hilpert	✓	✓	✓	✓			✓
Mark Light	✓	✓		✓		✓	✓
Helen McCluskey	✓	✓	✓	✓		✓
Marianne Miller Parrs		✓	✓				✓
Thomas Plaskett	✓	✓	✓	✓		✓	✓
Jonathan Sokoloff	✓	✓	✓				✓
Robert Stack	✓	✓		✓	✓	✓	✓
Brian Tilzer		✓	✓	✓				✓
Eugenia Ulasewiz	✓	✓		✓		✓	✓
Russell Walls		✓	✓				✓

The Board and Nomination and Corporate Governance Committee believe that all Director nominees are highly qualified and should be re-elected at the 2017 Annual Meeting of Shareholders. As the table and Directors’ biographies above show, the Directors have significant experience and expertise that qualifies them to serve on the Board and collectively contribute to the effectiveness of the Board.

The Company's Corporate Governance guidelines and NYSE listing standards require that independent Directors constitute a majority of the Board. In addition, Signet's Director Tenure Policy requires each independent Director to retire following the earlier of his or her (i) 15th anniversary of service or (ii) 75th birthday. The following summarizes the independence, diversity and tenure of Director nominees:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES NAMED ABOVE.

Proposal 2: Appointment of Independent Auditor (Item 2 on the Proxy Card)
Proposal 2 is to appoint KPMG LLP ("KPMG") as independent auditor to the Company until the end of the next Annual Meeting of Shareholders and to authorize the Audit Committee of the Board to determine its compensation.
The Audit Committee has recommended KPMG, the U.S. member firm of KPMG International, as the independent registered public accounting firm to audit the Company’s financial statements and effectiveness of internal control over financial reporting of the Company until the end of the Company’s Annual Meeting of Shareholders in 2018. While Shareholders are required to appoint the independent auditor pursuant to Bermuda law, the Audit Committee is responsible for recommending which independent auditor should be appointed.
A representative of KPMG will be in attendance at the Annual Meeting of Shareholders to respond to appropriate questions raised by Shareholders and will be afforded the opportunity to make a statement at the Meeting, if he or she desires to do so.

FEES AND SERVICES OF KPMG
The Audit Committee has adopted a policy requiring advance approval of the Company’s independent registered public accounting firm’s fees and services by the Audit Committee. In Fiscal 2017, all KPMG services and fees were reviewed and pre-approved by the Audit Committee (or Chair of the Audit Committee for non-audit work up to $250,000). This policy also prohibits the Company’s independent registered public accounting firm from performing certain non-audit services for the Company including: (i) bookkeeping, (ii) systems design and implementation, (iii) appraisals or valuations, (iv) actuarial services, (v) internal audit, (vi) management or human resources services, (vii) investment advice or investment banking, (viii) legal services and (ix) expert services unrelated to the audit. All fees paid by the Company to KPMG for Fiscal 2017 and Fiscal 2016 as shown in the table below were approved by the Audit Committee pursuant to this policy.
The following table presents fees for professional audit services provided by KPMG for Fiscal 2017 and Fiscal 2016 for their respective audits of the Company’s consolidated financial statements and the effectiveness of internal control over financial reporting for Fiscal 2017 and Fiscal 2016, and for their respective reviews of the Company’s unaudited condensed consolidated interim financial statements. This table also reflects fees for other services rendered by KPMG during Fiscal 2017 and Fiscal 2016.

	Fiscal 2017 $million	Fiscal 2016 $million
Audit Fees	$4.4	$3.7
Audit-Related Fees(1)	$0.1	$0.2
Tax Fees(2)	$0.5	$0.5
All Other Fees	—	—
Total Fees	$5.0	$4.4

(1)	Audit-related fees consisted principally of assurance-related services that are reasonably related to the performance of the audit or review of financial statements.

(2)	Tax fees consisted principally of professional services rendered for tax compliance and advisory services.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THIS PROPOSAL.

Proposal 3: Approval, on a Non-Binding Advisory Basis, of the Compensation of the Company's Named Executive Officers as Disclosed in the Proxy Statement (Item 3 on the Proxy Card)
Shareholders are being asked to vote, on a non-binding advisory basis, on the compensation of the Company's NEOs, as disclosed pursuant to the compensation disclosure rules of the SEC, including the CDA, the Fiscal 2017 Summary Compensation Table and related tables and narrative discussion contained in this Proxy Statement.

EXPLANATION
The Board recognizes the interest Shareholders have in the compensation of executives. In recognition of that interest and as required by the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank Act”), Signet is providing Shareholders with the opportunity to cast a vote, on a non-binding advisory basis, on the compensation of the Company's NEOs as disclosed pursuant to the compensation disclosure rules of the SEC as set forth in this Proxy Statement (also referred to as “Say-on-Pay”).
As described in the CDA, Signet’s compensation philosophy is to deliver competitive total compensation for achieving annual and long-term financial goals that will attract, motivate and retain leaders who will drive the creation of Shareholder value. Total compensation is targeted at approximately the median of a custom group of comparator companies.
The Compensation Committee believes that the Company's executive compensation programs, executive officer pay levels and individual pay actions approved for executive officers, including NEOs, directly align with Signet's executive compensation philosophy, fully support the Company's goals and provide an appropriate balance between risk and incentives. Shareholders are urged to read the CDA section of this Proxy Statement, which discusses in greater detail how compensation policies and procedures implement Signet's executive compensation philosophy, as well as the compensation tables and narrative discussion.
Shareholders are asked to indicate their support for the Company's NEO compensation as described in this Proxy Statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of NEOs and the philosophy, policies and practices described in this Proxy Statement. Accordingly, Shareholders are asked to vote FOR the following resolution at the Annual Meeting of Shareholders:
“RESOLVED, that the compensation paid to Signet’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED.”
Shareholders should note that the vote is advisory and not binding on the Company and its Board or Compensation Committee. The Board and Compensation Committee value the opinion of Shareholders, and to the extent there is any significant vote against the NEO compensation as disclosed in the Proxy Statement, Shareholders’ concerns will be considered and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE APPROVAL, ON A NON-BINDING ADVISORY BASIS, OF THE COMPENSATION OF THE COMPANY'S NEOS AS DISCLOSED PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SEC.

Proposal 4: Approval, on a Non-Binding Advisory Basis, of the Frequency of the Say-on-Pay vote (Item 4 on the Proxy Card)
Shareholders are being asked to vote, on a non-binding advisory basis, on the frequency of the Say-on-Pay vote. Shareholders may indicate whether they would prefer an advisory vote on NEO compensation to be held every one, two or three years.

EXPLANATION

Signet is required by the Dodd-Frank Act to inquire of Shareholders, at least once every six years, how frequently they would like the Say-on-Pay vote to be held – every one, two or three years. The Company can recommend a preferred approach, and the Board is recommending that in accordance with good corporate governance and transparency that Shareholders be given such a vote annually. In formulating its recommendation, the Board considered that an annual advisory vote on executive compensation allows Shareholders to provide their direct input on compensation philosophy, policies and practices as disclosed in the Proxy Statement every year. Shareholders should note that the vote is advisory and not binding on the Company and its Board or Compensation Committee. However, the Board will take into account the outcome of the vote when considering how frequently to hold the Say-on-Pay vote.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE FREQUENCY OF THE SAY-ON-PAY VOTE (ADVISORY VOTE ON NEO COMPENSATION) TO BE EVERY "ONE YEAR".

Board of Directors and Corporate Governance

Role of the Board
The Board is currently comprised of twelve members. The Board’s prime objective is the sustainable enhancement of business performance and Shareholder value. It is responsible for determining all major policies, ensuring that effective strategies and management are in place, assessing Signet’s performance and that of its senior management, reviewing the systems of internal control and providing oversight of policies relating to social, ethical, environmental and other matters.

SEPARATE AND INDEPENDENT CHAIRMAN
The Company has a Chairman of the Board who is separate from its CEO and whom the Board has determined to be independent under NYSE Listing Standards. The Board considers it to be important for its effectiveness and efficiency to maintain a clear division of responsibilities between the leadership of the Board and the executive responsible for the day to day operations of the Company’s business; therefore the Board has determined that separating the roles of Chairman and CEO is in the best interests of the Company at the present time.
The division of responsibilities between the Chairman and the CEO has been specifically determined by the Board.
CHAIRMAN
In summary, the Chairman is responsible for:

•
effective running of the Board, including working with the Nomination and Corporate Governance Committee to evaluate the performance of the Board, its committees and individual Directors, and the Board’s compliance with corporate governance requirements and best practices;

•
consulting with and advising executive management about planned presentations to the Board, involving but not limited to, topics of longer term strategy, medium term plans, annual budgeting or, at his discretion, any other significant matters;

•	consulting with and advising the CEO on contemplated executive management personnel selections, organizational alignment and responsibilities, and compensation recommendations;

•	maintaining contact with major Shareholders to understand directly their issues and concerns;

•	keeping the other independent Directors appropriately informed of developments within the business and Shareholders’ attitudes toward the Company; and

•	safeguarding Signet’s reputation, and representing it both internally and externally.
CHIEF EXECUTIVE OFFICER
In summary, the CEO is responsible for:

•	providing the executive leadership of the business;

•	developing and presenting to the Board strategy, medium term plans and annual budgets, and within this framework, the performance of the business;

•	complying with legal and corporate governance requirements, together with the social, ethical and environmental principles of Signet; and

•	making recommendations on the appointment and compensation of senior executive officers, and management development and succession planning.
EXECUTIVE SESSIONS OF INDEPENDENT DIRECTORS
Independent Directors meet regularly in executive session without management participation. The Chairman presides at those meetings. In addition, at least once per year the independent Directors, excluding the Chairman, meet separately in executive session to consider the Chairman’s performance. The Chairman of the Nomination and Corporate Governance Committee presides at those meetings.

INDEPENDENT DIRECTORS CONSTITUTE A MAJORITY OF THE BOARD
The Board currently comprises one executive Director and eleven independent Directors including the Chairman. The Board has affirmatively determined that each of the following Directors is “independent” under NYSE Listing Standards: H. Todd Stitzer, Virginia Drosos, Dale Hilpert, Helen McCluskey, Marianne Miller Parrs, Thomas Plaskett, Jonathan Sokoloff, Robert Stack, Brian Tilzer, Eugenia Ulasewicz and Russell Walls. In determining “independence” the Board considers any commercial, consulting, legal, accounting, charitable or any other business or non-business relationships that a Director or his or her immediate family may have with the Company. No such relationship exists for any of the independent Directors.
BOARD DIVERSITY POLICY
The Board Diversity Policy provides that in reviewing and assessing Board composition, the Nomination and Corporate Governance Committee will consider diversity of skills, industrial experience, background, ethnicity, gender and other qualities in order to maintain an appropriate range and balance of skills, experience and background on the Board. The Nomination and Corporate Governance Committee will monitor and review the Board Diversity Policy and its effectiveness on an annual basis and report to the Board with respect to any proposed amendments. The Board Diversity Policy is available on request from the Chief Governance Officer & Corporate Secretary and may be downloaded from www.signetjewelers.com.
DIRECTOR TENURE POLICY
The Board adopted a Director Tenure Policy, pursuant to which each independent Director must not stand for re-election to the Board at the next Annual Meeting of Shareholders following the earlier of his or her: (i) fifteenth anniversary of service on the Board, or (ii) seventy-fifth birthday, unless the Board in its absolute discretion determines that it is in the best interests of the Company and its Shareholders to nominate the Director for election to serve for an additional period of time. The Director Tenure Policy is available on request from the Chief Governance Officer & Corporate Secretary and may be downloaded from www.signetjewelers.com.
BOARD EVALUATION
The Corporate Governance Guidelines provide that the Directors will conduct an annual evaluation of the workings and efficiency of the Board, its committees and individual Directors to ensure that each Director continues to contribute effectively and demonstrates commitment to his or her responsibilities as a Director, and to help assess the future development needs of the Board and the Directors. As part of the annual Board evaluation, the Chairman of the Board will consider the balance of skills, experience, independence and knowledge of the Board, while ensuring diverse representation as described in the Board Diversity Policy. In the upcoming year, an independent third-party governance expert will conduct the annual Board evaluation.
DIRECTOR ATTENDANCE AT THE ANNUAL MEETING OF SHAREHOLDERS
All Directors are required to attend the Annual Meeting of Shareholders. The Board schedules a Board meeting on the date of the Annual Meeting of Shareholders to facilitate attendance at the Annual Meeting of Shareholders by Directors. All Directors who were in office at the time attended the Annual Meeting of Shareholders held in June 2016.
MEETINGS AND ATTENDANCE DURING FISCAL 2017
In Fiscal 2017, the Board met twelve times (including meetings by telephone). All incumbent Directors attended at least 99% of the aggregate number of meetings of the Board and those Board committees on which they served during their period of service in Fiscal 2017.
COMMUNICATION WITH DIRECTORS
Any Shareholder or member of the public who wishes to send communications to the Board, the Chairman or any other individual Director may do so in writing, addressed to Mark Jenkins, Chief Governance Officer & Corporate Secretary, c/o Signet Group Services Limited, Imperial Place 3, Maxwell Road, Borehamwood, Hertfordshire, WD6 1JN, United Kingdom. All such communications will be reviewed promptly by the Chief Governance Officer & Corporate Secretary and, where considered appropriate, sent to the Director(s) or Committee Chair with a copy to the Chairman.
TRANSACTIONS WITH RELATED PERSONS
The Board has adopted written policies and procedures for the review, approval or ratification of transactions in which the Company participates and in which any Director, executive officer, Director nominee, five percent beneficial owner of the Company’s voting securities, or immediate family member of such officer, Director, Director nominee or security holder (each, a “Related Person”), has a direct or indirect material interest. In determining whether to approve or ratify any such transaction, the Board, on the recommendation of the Nomination and Corporate Governance Committee and/or the Audit Committee (depending on the nature of the transaction), would consider whether, based on the specific facts and circumstances of the transaction, such a transaction would be in the best interests of the Company. Any transaction considered to jeopardize the independence of a Director, be contrary to law or regulation, or potentially create or give the appearance of a conflict of interest (also required to be avoided pursuant to the Code of Ethics for Senior Officers and the Code of Conduct) would be prohibited.

Since the beginning of Fiscal 2017, the Company has not participated in any transaction or currently proposed transaction in which a Related Person had or will have a direct or indirect material interest.
RISK MANAGEMENT AND ROLE OF THE BOARD IN RISK OVERSIGHT
The identification of major business risks is carried out in conjunction with operational management and appropriate steps are taken to monitor and mitigate risks. The Senior Vice President, Internal Audit, Loss Prevention & Enterprise Risk Management ("SVPIA") coordinates the collection of risk management information and is responsible for assessing the Company’s day-to-day risk management processes and internal control structure, ensuring such processes satisfy the applicable standards at both business function and corporate levels. The findings are reported to the Audit Committee.
The Risk Committee, which is chaired by the SVPIA, has a written charter approved by the Board; its members include the CEO, Chief Financial Officer, Chief Operations Officer, Chief Legal, Risk & Corporate Affairs Officer, President & Chief Customer Officer, Chief Retail Insights & Strategy Officer, Chief Human Resources Officer, Chief Information Officer, UK Executive Director, UK Finance Director, Senior Director Enterprise Risk Management & SOX, Manager Enterprise Risk Management & SOX, and UK Manager of Internal Audit. The Risk Committee meets at least two times a year and reviews Signet’s risk management processes, consolidated principal risks identified by the Company, and emerging issues and new regulations. The SVPIA and Chair of the Audit Committee meet periodically to discuss key matters arising from Signet’s risk management process and as appropriate, the Risk Committee submits reports to the Board. The Risk Committee has a written charter and requires participation by executive management teams. A U.K. sub-committee has also been established, chaired by the President & Chief Customer Officer. The SVPIA attends all sub-committee meetings to provide a consistent approach and additional review.
In its role in providing oversight of risk management, the Board annually agrees on the prioritized risks impacting the Company and the Board’s associated responsibilities, and reviews them on a quarterly basis; periodically invites business heads to present to the Board their prioritized risks impacting the Company and strategies for risk mitigation; and reviews Signet’s internal controls and risk governance framework and developments thereof. In addition, on a periodic basis, the Board reviews risk and internal audit updates provided by the Chair of the Audit Committee, and on a quarterly basis, it reviews and discusses reports provided by the SVPIA on functional risk management activity.
COMPENSATION POLICIES AND RISK TAKING
The Compensation Committee has evaluated the Company’s policies and practices of compensating its employees and has determined that they are not reasonably likely to have a material adverse effect on the Company. The Compensation Committee has reached this conclusion based in part on a review conducted by its independent consultant that analyzed the Company’s compensation policies and practices for all employees, including executive officers. The Compensation Committee noted several aspects of the compensation programs that reduce the likelihood of excessive risk-taking:

•	Compensation for the executive officers is a mix of fixed and variable awards, with share-based compensation that vests in accordance with both time- and performance-based criteria;

•
The executive officer annual incentive program is predominantly based on operating income, held at constant currency, which the Committee believes is closely tied to the creation of long-term shareholder value. Performance targets for executive officers, which are reviewed and approved by the Compensation Committee, are set in advance and potential payouts are stress tested to ensure a reasonable sharing of value created between management and Shareholders. Financial performance is audited by the Company’s external auditors before amounts are paid out under the annual incentive program;

•
Combination of annually granted time-based restricted shares and performance-based restricted share units that vest over 3-year overlapping vesting periods. This approach addresses longer “tail” risks as participants remain exposed to the risks associated with their decisions through their ongoing unvested awards;

•	Long-term incentives are awarded in the form of whole share awards (instead of options), driving long-term share value creation, rather than rewarding share price volatility;

•	The CEO and other executive officers, including all NEOs, are subject to share ownership requirements;

•	The Company prohibits hedging of, and speculation in, Company shares by employees and Directors;

•
The Company has a clawback policy that applies to all employees who receive incentive awards and to all short- and long-term incentives. Certain repayment obligations may be triggered if there is a material restatement of the financial statements. Similarly, in the interest of fairness, should a restatement result in an under payment of incentive compensation, the Company will make up any difference; and

•
The Compensation Committee is comprised entirely of independent Directors and has engaged an independent consultant to review the risks associated with its compensation programs; it reviews the payouts under the annual incentive program, and it regularly benchmarks executive compensation against a carefully constructed and regularly reviewed peer group.

CORPORATE GOVERNANCE GUIDELINES AND CODE OF CONDUCT AND ETHICS
The Company has adopted corporate governance guidelines that address a number of corporate governance matters in accordance with NYSE listing rules. These guidelines may be downloaded from www.signetjewelers.com/guidelines. The Company strives to: act in accordance with the laws and customs of each country in which it operates; adopt proper standards of business practice and procedure; operate with integrity; and, observe and respect the culture of each country in which it operates. To that end, the Company has adopted a statement of social, ethical and environmental principles and supporting policies applicable to all officers and employees. In addition, the Company has a policy on business integrity, as well as more detailed guidance and regulations as part of its staff orientation, training and operational procedures. These policies include the Code of Conduct, which is applicable to all Directors, officers and employees as required by NYSE listing rules, and the Code of Ethics for Senior Officers, which applies to the Chairman, CEO, Directors and other senior officers. Copies of these codes are available on request from the Chief Governance Officer & Corporate Secretary and may be downloaded from www.signetjewelers.com/ethics. The Company intends to satisfy the disclosure requirement regarding any amendment to, or a waiver of, a provision of the Code of Ethics for Senior Officers for the Company’s principal executive officer, principal financial officer, principal accounting officer and controller, or persons performing similar functions, by posting such information on it's website.
BOARD COMMITTEES
Certain matters are delegated to Board Committees, each with a written charter detailing its purpose, procedures, responsibilities and powers. The principal committees are: the Audit Committee, Compensation Committee, Nomination and Corporate Governance Committee, and the Corporate Social Responsibility Committee. The composition of each Board Committee is set out below. The Chief Governance Officer & Corporate Secretary acts as Secretary to each Committee.

Each Board Committee acts in accordance with its charter, as adopted by the Board, which is reviewed annually. Copies of the charters are available on request from the Chief Governance Officer & Corporate Secretary and may be downloaded from www.signetjewelers.com.

The composition of each principal Board Committee is detailed below. All members are independent under the NYSE Listing Standards.

Independent Director	Audit Committee	Compensation Committee	Nomination & Corporate Governance Committee	Corporate Social Responsibility Committee
H. Todd Stitzer
Virginia Drosos		●	C
Dale Hilpert	●			●
Helen McCluskey	●		●
Marianne Miller Parrs	C			●
Thomas Plaskett		C	●
Jonathan Sokoloff		●	●
Robert Stack		●		●
Brian Tilzer
Eugenia Ulasewicz		●		C
Russell Walls	●		●

AUDIT COMMITTEE
The primary function of the Audit Committee is to assist the Board in fulfilling its oversight responsibilities with respect to the Company’s financial matters.
All of the members of the Audit Committee have significant financial experience as a result of senior executive positions held in other companies. The Audit Committee met ten times in Fiscal 2017.
The Board has determined that all members of the Audit Committee are financially literate, and that Ms. Parrs is an “audit committee financial expert” within the meaning of SEC regulations.
The Audit Committee’s responsibilities include:

•	reviewing the Company’s financial statements, related audit findings and earnings releases, and accounting principles and policies;

•
recommending for appointment or termination by Shareholders of the Company’s independent registered public accounting firm; providing oversight of such firm; reviewing the quality-control procedures, independence and performance of such firm; and evaluating its proposed audit scope and fee arrangements;

•	approving in advance all audit and non-audit services to be rendered by the independent registered public accounting firm;

•	providing oversight of the Company’s systems of internal control over financial reporting, disclosure controls and procedures and risk management;

•	reviewing the effectiveness of the Company’s internal auditors and Disclosure Control Committee;

•	establishing procedures for complaints regarding accounting, internal accounting controls, auditing or other matters; and

•	reviewing and approving related person transactions.
COMPENSATION COMMITTEE
The Compensation Committee’s responsibilities include:

•	approving the overall compensation philosophy;

•	approving annual performance targets for executive officers;

•
in consultation with the Chairman, evaluating the performance of the CEO and, in consultation with the CEO, evaluating the performance of the other executive officers against corporate goals and objectives, and determining the total compensation earned by each person;

•	recommending to the Board for approval all termination protection agreements, other agreements and incentive compensation plans;

•	approving any share-based compensation awarded to employees of the Company; and

•	appointing, compensating and assessing the work of any compensation consultant, independent legal counsel or other advisor retained by the Compensation Committee.
The compensation of the independent Directors is determined by the full Board on the basis of recommendations made by the Compensation Committee after consultation with the Chairman, CEO and the Committee’s independent compensation consultant. Such recommendations are made after consideration of, among other factors, external comparisons, time commitments and the responsibilities of the independent Directors.
The Compensation Committee met seven times in Fiscal 2017.
The Compensation Committee has retained the services of an independent compensation consultant, Meridian Compensation Partners (“Meridian”). Meridian provides services to the Compensation Committee in connection with its review of executive and independent Director compensation practices, including the competitiveness of executive and Director pay levels, executive incentive design issues, market trends in executive and Director compensation and technical considerations. Meridian’s services to the Company are limited to advising the Compensation Committee on executive and Director compensation; Meridian does no other work for the Company. The Compensation Committee reviews and evaluates the independence of its consultant each year and has the final authority to hire and terminate the consultant. In considering Meridian’s independence, numerous factors were reviewed relating to Meridian and the individuals employed by Meridian who provided services to the Company, including those factors required to be considered pursuant to SEC and NYSE rules. Based on a review of these factors, the Compensation Committee has determined that Meridian is independent and that its engagement has not raised any conflict of interest.
For additional information regarding the operation of the Compensation Committee, including the role of consultants and management in the process of determining the amount and form of executive compensation, see CDA below.
The Compensation Committee delegates authority to a sub-committee, consisting of any two independent Directors, that has authority between Compensation Committee meetings to, (i) approve benefits and perquisites for non-NEOs, (ii) review and approve any modification to any non-equity based incentive compensation plan for non-NEOs, (iii) review and approve employment, benefit and severance agreements for non-NEOs, and (iv) determine and approve the compensation levels for non-NEOs.
NOMINATION AND CORPORATE GOVERNANCE COMMITTEE
The Nomination and Corporate Governance Committee’s responsibilities include:

•	assisting the Board in the selection and nomination of Directors and senior management;

•	reviewing the composition and balance of the Board and its Committees, as well as Board and senior management succession;

•	coordinating and overseeing the annual evaluation of the Board, its committees and management; and

•	assisting the Board in the consideration and development of appropriate corporate governance guidelines and other matters of corporate governance.

The Nomination and Corporate Governance Committee uses the services of external recruitment agencies to identify suitable candidates for senior executive posts and for all Board appointments, with interviews carried out in accordance with a formal process.
In evaluating candidates, the criteria that the Nomination and Corporate Governance Committee generally views as relevant and is likely to consider include experience, particularly experience that is specifically relevant to the business or reflects an area of expertise, and background or diversity that the Committee feels is either missing or particularly important to the Board’s effectiveness and efficiency. The candidate must possess the highest level of personal and professional ethics and integrity, and be prepared to consistently commit the time and effort necessary to fulfill the duties and responsibilities of the position. The Board Diversity Policy provides that, in reviewing and assessing Board composition, the Committee will consider diversity of skills, industry experience, background, ethnicity, gender and other qualities in order to maintain an appropriate range and balance of skills, experience and background on the Board. In Fiscal 2017, the Company engaged third-party director search firms.
When the role of the Chairman or any matter relating to succession of the role is discussed, the Chairman may be consulted, but the responsibility for preparing a job specification and making any recommendation to the Board rests with the Nomination and Corporate Governance Committee.
A Shareholder who wishes to recommend an individual to the Nomination and Corporate Governance Committee for its consideration as a nominee for election to the Board may do so in writing to the Chief Governance Officer & Corporate Secretary, c/o Signet Group Services Limited, Imperial Place 3, Maxwell Road, Borehamwood, Hertfordshire, WD6 1JN, United Kingdom. The Nomination and Corporate Governance Committee will evaluate Shareholder recommendations for candidates to the Board in the same manner as candidates suggested by other Directors or search firms.
As more fully described in the Company’s Bye-laws, a Shareholder desiring to propose a person for election as a Director must include in a written notice all of the information required to be disclosed in solicitations of proxies for the election of Directors, or as otherwise required pursuant to Regulation 14A under the Exchange Act. This includes the person’s written consent to being named in the Proxy Statement as a nominee and serving as a Director if elected, the name and address of the proposing Shareholder and the number of shares of the Company beneficially owned by such Shareholder.
The Nomination and Corporate Governance Committee met six times in Fiscal 2017.

CORPORATE SOCIAL RESPONSIBILITY COMMITTEE
The Corporate Social Responsibility Committee was established in Fiscal 2015 and its duties include:

•
defining the Company’s corporate and social obligations as a responsible citizen, overseeing conduct in the context of those obligations, and overseeing the creation of appropriate policies and supporting measures;

•	monitoring the Company’s engagement with external stakeholders and other interested parties;

•	monitoring the Company's overall approach to corporate responsibility and ensuring it is in line with the overall business strategy;

•	ensuring that the Company has appropriate policies and systems in place relating to community relations, human rights and responsible supply chain management;

•	monitoring the implementation of appropriate policies and initiatives with respect to energy management, climate change, carbon footprint, waste management and sustainable sourcing; and

•	monitoring community support programs and ensuring appropriate corporate giving policies are adopted.
The Corporate Social Responsibility Committee met three times in Fiscal 2017.

Report of the Audit Committee

The Company’s Annual Report on Form 10-K includes the audited consolidated balance sheets of the Company and its subsidiaries as of January 28, 2017 ("Fiscal 2017") and January 30, 2016 ("Fiscal 2016"), and the related audited consolidated income statements, statements of comprehensive income, statements of cash flow, and statements of shareholders’ equity, for each of Fiscal 2017, Fiscal 2016, and the fiscal year ended January 31, 2015 (“Fiscal 2015”). The balance sheets and statements (the “Audited Financial Statements”) were audited and are the subject of reports by the Company’s independent registered public accounting firm, KPMG LLP (“KPMG”). The Audited Financial Statements are available at www.signetjewelers.com.
The Audit Committee reviewed and discussed the Audited Financial Statements with management and otherwise fulfilled the responsibilities set forth in its charter. An evaluation of the effectiveness of the Company's internal control over financial reporting was discussed by the Audit Committee with management and KPMG.
The Audit Committee also discussed applicable matters under Public Company Accounting Oversight Board (“PCAOB”) standards with KPMG. The required written disclosures and letter regarding KPMG communications with the Audit Committee and independence were received by the Audit Committee, and independence was discussed with KPMG.
Based upon the review and discussions referred to above, the Audit Committee recommended to the Company’s Board that the Audited Financial Statements be included in the Company’s Annual Report on Form 10-K for Fiscal 2017.
MEMBERS OF THE AUDIT COMMITTEE
Marianne Miller Parrs (Chair)
Dale Hilpert
Helen McCluskey
Russell Walls
THE INFORMATION CONTAINED IN THE FOREGOING REPORT SHALL NOT BE DEEMED TO BE “SOLICITING MATERIAL” OR TO BE “FILED” WITH THE SEC NOR SHALL THE INFORMATION BE INCORPORATED BY REFERENCE INTO ANY FUTURE FILING UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934, EXCEPT TO THE EXTENT THAT THE COMPANY SPECIFICALLY INCORPORATES IT BY REFERENCE IN A FILING.

Executive Officers of the Company

The executive officers of the Company are:

Executive Officer	Age	Position	Year Joined Signet
Mark Light	55	Chief Executive Officer	1982
Michele Santana	46	Chief Financial Officer	2010
Steven Becker	60	Chief Human Resources Officer	2005
Lynn Dennison	53	Chief Legal, Risk & Corporate Affairs Officer	2011
Sebastian Hobbs	47	President & Chief Customer Officer	2011
Mark Jenkins	59	Chief Governance Officer & Corporate Secretary	2004
Bryan Morgan	40	Chief Operations Officer	2007
George Murray	61	Chief Retail Insights & Strategy Officer	1992

Mark Light, 55—see biographical information in section "Proposal 1: Election of Twelve Directors - Mark Light" of this Proxy Statement.
Michele Santana, 46, became Chief Financial Officer of Signet in August 2014, having previously been Senior Vice President and Financial Controller since October 2010. Prior to joining Signet, Ms. Santana was Director of Internal Audit at Cliffs Natural Resources Inc. and also held key leadership positions at KPMG LLP. Ms. Santana is a certified public accountant.
Steven Becker, 60, joined the Sterling Jewelers Division in 2005 as Senior Vice President, Human Resources and was promoted to Chief Human Resources Officer for Signet in May 2014. Prior to joining Signet, Mr. Becker held other senior Human Resources positions, most recently at OfficeMax.
Lynn Dennison, 53, joined the Sterling Jewelers Division in January 2011 as Senior Vice President, Legal, Compliance and Risk Management, and was promoted to Signet Chief Legal, Risk & Corporate Affairs Officer in December 2014. Prior to joining Signet, Ms. Dennison held other senior legal positions, most recently at Tecumseh Products Company.
Sebastian Hobbs, 47, was promoted to President & Chief Customer Officer in January 2017 having previously been Managing Director, UK Division since July 2013. Prior to this, Mr. Hobbs was Commercial Director, UK Division from March 2011. Prior to joining Signet, Mr. Hobbs held other senior retail positions most recently as Group Commercial Director at Blacks Leisure Group plc. Mr. Hobbs is also a Director of Jewelers for Children.
Mark Jenkins, 59, has been Corporate Secretary since 2004 and Chief Governance Officer since December 2014. He was Chief Legal Officer from September 2012 until December 2014. Previously, he was Director and Company Secretary at COLT Telecom Group plc and Group Company Secretary at Peek plc. He is a barrister.
Bryan Morgan, 40, was promoted to Chief Operations Officer in January 2017. Prior to this, Mr. Morgan was Executive Vice President of Supply Chain Management, a position he held since July 2015. Mr. Morgan has held positions of increasing management responsibility within Signet since June 2007.
George Murray, 61, became Chief Retail Insights & Strategy Officer in January 2017, having previously been Chief Merchandising & Marketing Officer since July 2015 and President, Zale Division between July 2014 and July 2015. Prior to this, Mr. Murray served as Senior Vice President of Marketing, Advertising and Public Relations for the Sterling Jewelers Division and held a number of management positions since joining the Sterling Jewelers Division in 1992.

Executive Compensation
Compensation Discussion and Analysis
This CDA describes the objectives and the role of the Compensation Committee and discusses the philosophy upon which the Compensation Committee bases its decisions in its endeavors to meet these objectives. The CDA also describes the Company’s executive compensation policies and the material elements of compensation awarded to, earned by, or paid to the NEOs.

NEO	Position
Mark Light	Chief Executive Officer
Michele Santana	Chief Financial Officer
Edward Hrabak	Former Chief Operations Officer(1)
George Murray	Chief Retail Insights & Strategy Officer
Steven Becker	Chief Human Resources Officer
(1) Edward Hrabak resigned as Chief Operations Officer effective January 29, 2017.
EXECUTIVE SUMMARY
The Compensation Committee considers Signet's business results, among other factors, when evaluating the executive compensation program and incentive payouts. Fiscal 2017 saw a challenging and unpredictable retail landscape across many sectors, with major retailers throughout North America announcing lower than expected results. Signet's performance results are summarized on the following pages.

The Company's performance directly impacted compensation paid to the NEOs in Fiscal 2017. No payments were made under the Company's annual incentive plan. The performance-based restricted share units granted in Fiscal 2015 vested at 54.4% of target based upon the Company's cumulative adjusted operating income performance and return on capital employed for Fiscal 2015 through Fiscal 2017. More information with respect to these elements of Signet's compensation program is provided below.

COMPENSATION PHILOSOPHY
Signet’s compensation program is designed to attract, incentivize and retain the executive talent needed to achieve the Company’s business vision: to be the world's premier jeweler by relentlessly connecting with customers, earning their trust with every interaction everywhere.
Signet must employ, motivate and retain superior management to accomplish corporate goals. Therefore, total compensation is targeted at approximately the median of a custom group of comparator companies. Those companies have been chosen to reflect various attributes similar to Signet and also because they may attempt to attract Signet executives if compensation is not competitive. Executives are paid in a range around the median that is dependent upon, among other things, the executive’s experience, internal equity considerations and proven ability to consistently deliver superior performance.
The total aggregate compensation at target performance for the NEOs in Fiscal 2017 fell below the comparator company median.
The principles underlying Signet's executive compensation decisions are as follows:

1.
The compensation program must align the interests of senior management with those of Shareholders. This is achieved by delivering a significant portion of total compensation for executives as incentives dependent on factors that should reflect long-term growth in Shareholder value.

2.	The only element of guaranteed pay is base salary. The percentage of at-risk compensation increases in line with the responsibility and experience of each executive.

3.	Elements of compensation that are at risk should reward annual and multi-year exceptional performance.

4.	Compensation should include a retention component to encourage high performing executives to remain with the Company.

5.	The compensation program should be constructed so that the NEOs understand and are motivated to achieve the performance required to receive various levels of payments.

6.	The compensation program should encourage all executive officers to build a substantial holding of the Company’s shares.
CONSIDERATION OF “SAY-ON-PAY” VOTE
The Compensation Committee considered the result of the 2016 non-binding shareholder vote regarding NEO compensation when evaluating the Company’s Fiscal 2016 executive compensation program. In light of the fact that 98.3% of votes cast approved the

NEO compensation described in the Company’s Proxy Statement last year, the Compensation Committee continued to apply the same principles in determining the amounts and types of executive compensation for Fiscal 2017.

TARGET NEO PAY MIX
The following charts illustrate the total target compensation mix for the Company's current CEO and average target compensation mix for other current NEOs, but does not reflect actual compensation mix for Fiscal 2017, as discussed below. As these charts show, the Company aligns pay levels for its NEOs with the Company’s performance. Approximately 85% of the CEO’s total target compensation, and approximately 67% of the average target total compensation of other NEOs, is based on performance and/or aligned with Shareholder interests over the short-term or long-term.

ROLE OF THE COMPENSATION COMMITTEE
The Compensation Committee sets the compensation for the Company’s NEOs to motivate them to achieve Signet’s business objectives and ensure that they are fairly rewarded for their individual contributions to the Company’s performance. In doing so, the Compensation Committee considers the interests of Shareholders, the financial and commercial health of the business, compensation parameters for all levels of the organization, and other conditions throughout Signet. The Compensation Committee also ensures that Signet’s compensation remains competitive as discussed above.
ROLE OF COMPENSATION CONSULTANTS
The Compensation Committee regularly uses external independent advice. Meridian performs the following services on behalf of the Compensation Committee:

•	Competitive market pay analysis for executive positions and non-employee directors;

•	Market trends in executive and non-employee director compensation;

•	Pay-for-performance analysis and review of risk in the Company’s pay programs;

•	Ongoing support with regard to the latest relevant regulatory, governance, technical, and/or financial considerations impacting executive compensation and benefit programs;

•	Assistance with the design of executive compensation or benefit programs, as needed;

•	Annual review of the compensation benchmarking peer group; and

•	Other items as determined appropriate by the Chair of the Compensation Committee.
For more information on the Committee’s independent compensation consultant, Meridian, see section "Role of the Board - Compensation Committee".
ROLE OF EXECUTIVES
The CEO provides the Compensation Committee with a performance assessment for each of the other NEOs and makes recommendations for their target compensation levels, including salaries, target bonus levels, and equity awards. The Compensation Committee uses these assessments, along with other information, to determine final NEO compensation. The Chief Financial Officer and Chief Human Resources Officer regularly attend Compensation Committee meetings at the request of the Committee, but are not present for the executive sessions or for any discussion of their own compensation.

COMPETITIVE BENCHMARKING ANALYSIS
When analyzing the market data provided by Meridian, the Compensation Committee focuses on a peer group of companies for benchmarking purposes where possible. The Compensation Committee annually reviews the composition of the peer group to assess its continued appropriateness. The Fiscal 2017 peer group companies had the following characteristics:

•	International operations;

•	Headquarters in North America and traded on a North American stock exchange;

•	Median sales approximating those of Signet’s; and

•	Revenue generally ranging from half to twice the Company’s revenue.

The Fiscal 2017 group consisted of the following 15 companies, which are the same companies used for Fiscal 2016:
Abercrombie & Fitch Co., American Eagle Outfitters, Inc., Coach, Inc., Dick’s Sporting Goods Inc., Foot Locker, Inc., Hudson’s Bay Company, L Brands, Inc., Michael Kors Holdings Limited, Nordstrom Inc., PVH Corp., Ralph Lauren Corporation, Tiffany & Co., Urban Outfitters Inc., V.F. Corporation, and Williams-Sonoma, Inc.
This peer group was the primary source of market data for the NEOs, with the exception of the Chief Human Resources Officer. A broader group of retail companies with revenues between $4 and $8 billion was used for the Chief Human Resources Officer to provide a more robust benchmark for the position. Neither the Compensation Committee nor management has any input into the companies included in this broader group of retail companies.
DETERMINING EXECUTIVE COMPENSATION
The Compensation Committee’s objective is to deliver and maintain competitive executive compensation in accordance with its compensation principles.
The Compensation Committee believes that the greater the responsibility and direct influence over the Company’s performance an executive officer has, the more his or her total compensation should be weighted toward incentive payments. The Compensation Committee considers the annual compensation benchmarking data described earlier, along with other factors such as an executive officer’s level of experience, the Company’s desire to retain the executive, the availability of replacement personnel, as well as the individual’s responsibilities and actual performance when setting target compensation levels.
The Compensation Committee also reviews tally sheets covering all elements of compensation including benefits, perquisites, and potential payments upon termination or change of control, to understand how each element of compensation relates to other elements and to the compensation package as a whole.
At the beginning of each fiscal year, the CEO recommends total compensation levels (including salary, target bonus and target long-term incentive value) for the NEOs, other than for himself. The Compensation Committee considers these recommendations and determines final compensation levels for the NEOs as well as the CEO based on the factors described above.

COMPENSATION OVERVIEW, OBJECTIVES AND KEY FEATURES
The Compensation Committee has established an executive compensation plan that contains the following key components:

Component	Objective	Key Features
Base salary	Provide a fixed level of pay that is not at risk and reflects individual experience and ongoing contribution and performance.	Designed to retain key executive officers by being competitive but is not considered to be the primary means of incentivizing or recognizing performance.
Annual bonus	Motivate and reward achievement of annual financial results against established annual goals of the Company.	Cash payments are dependent on the degree of achievement against annual performance targets. This element is payable just after the end of the fiscal year in which it was earned.
Long-term incentives (time-based restricted shares and performance-based restricted share units)	Align management with long-term Shareholder interests; retain executive officers; motivate and reward achievement of sustainable earnings growth and returns.
Time-based restricted share awards vest upon the continuance of service; performance-based restricted share units require achievement of Company financial goals over a three-year performance period and require continued service.

An additional component of the compensation program is the benefits package, which includes a deferred compensation plan, retirement benefits and health and life insurance. The objective of the benefit package is to retain executive officers over the course of their careers.

ELEMENTS OF NEO COMPENSATION
(a) Base Salary
Each NEO receives a fixed level of base salary as compensation for services rendered during the fiscal year. Base salaries are monitored to support the executive compensation program’s objectives of attracting and retaining management.
Early in Fiscal 2017, the Compensation Committee made the adjustments set out below to the base salary level for NEOs. These increases were made to more closely reflect market practice, as well as recognize growth in the role and increased responsibilities.

NEO	Fiscal 2017 Salary (1)	Fiscal 2016 Salary
Mark Light	1,250,000	1,100,000
Michele Santana	700,000	635,000
Edward Hrabak	720,000	659,200
George Murray	700,000	618,000
Steven Becker	515,000	500,000
(1) Annual salaries as disclosed above were effective March 27, 2016. The actual salary received by each NEO during Fiscal 2017 is set forth in the Summary Compensation Table.
(b) Annual Bonus
Annual bonus performance targets and actual bonuses paid in light of the Company's performance are reviewed and approved by the Compensation Committee each year.
This incentive program focuses management on achieving each year's performance objectives. The annual bonus is based on a pre-determined formula based on Company-wide performance. In determining the performance target at the start of each year, the Compensation Committee considers relevant market data, including the relative positioning of the Company’s performance in its sector, as well as its current business plans. There is a maximum bonus payout level set each year on such awards, which is twice the target level. The Committee also sets a threshold performance level, below which no payments are made. This incentive program focuses management on achieving each year's financial objectives.

Annual Bonus Fiscal 2017
In setting the performance criteria for Fiscal 2017, the Compensation Committee agreed that the annual bonus ("STIP") would be based on adjusted operating income ("Adjusted STIP Operating Income") (80% weighting) and comparable store sales (20% weighting) to focus on revenue growth and driving profit. Adjusted STIP Operating Income is a non-GAAP measure, calculated as operating income, adjusted to reflect results at constant currency and for the impact of purchase accounting associated with the Zale acquisition and integration expenses associated with information technology implementations, severance related to organizational changes and the settlement of miscellaneous legal matters pending as of the date of the Zale acquisition.
As of the end of Fiscal 2017, target and potential maximum bonuses as a percentage of salary were as set out below.

NEO	Position	Target Bonus as a Percentage of Base Salary (1)	Maximum Bonus as a Percentage of Base Salary
Mark Light	Chief Executive Officer	150%	300%
Michele Santana	Chief Financial Officer	75%	150%
Edward Hrabak	Former Chief Operations Officer	75%	150%
George Murray	Chief Retail Insights & Strategy Officer	75%	150%
Steven Becker	Chief Human Resources Officer	75%	150%
(1) These bonus targets are the same as Fiscal 2016.

At threshold performance levels, nothing is paid to executives. Performance must exceed threshold goals to earn any bonus payout, which is paid on a linear basis from zero to 100% of the target bonus. Performance in excess of the target up to the maximum results in a bonus paid on a linear basis from 100% to 200% of the target bonus.
The threshold (the level at which bonus will start to accrue), target, maximum and actual numbers for Fiscal 2017 were as follows:

Adjusted STIP Operating Income
	Threshold	Target	Max	Actual Achieved
Company-wide criteria	$830.2m	$983.2m	$1,032.4m	$818.1m

	Comparable Store Sales
	Threshold	Target	Max	Actual Achieved
Company-wide criteria	3.8%	4.8%	5.8%	(1.9)%

After reviewing the actual performance achieved against the criteria set at the beginning of Fiscal 2017, the Committee approved the performance noted above as part of the Fiscal 2017 year-end process resulting in no bonus payments.
Executive
(c) Long-Term Incentive Plans ("LTIP")
The Compensation Committee believes that long-term share based incentives are appropriate and necessary to properly focus the executive officers on long-term results and align their interests with those of Shareholders.
Long-Term Incentive Grants in Fiscal 2017
For the Fiscal 2017 long-term incentive grant, the Compensation Committee increased the performance orientation of the plan by putting more weight on performance-based restricted share units. The Fiscal 2017 equity grant under the Signet Jewelers Limited Omnibus Incentive Plan (the “Omnibus Plan”) included performance-based restricted share units at 65% (up from 50% in Fiscal 2016) and time-based restricted shares at 35% (down from 50% in Fiscal 2016) of the overall award granted.

Generally, long-term incentive grants are made at the same time as the annual compensation reviews. The value delivered through long-term incentives is determined holistically in the context of total compensation levels. This process, as described above, considers benchmarking data, retention needs, level of responsibility, and individual performance. The number of time-based restricted shares and performance-based restricted share units granted to NEOs in Fiscal 2017 was based upon an award methodology using a share price calculated by averaging the closing price of a Common Share on the NYSE for the 20 trading days commencing on March 25, 2016, the day after the Fiscal 2016 results announcement. The grant date was April 25, 2016. The number of time-based restricted shares and performance-based restricted share units granted to each NEO in Fiscal 2017 using this award methodology is set forth in the “Grants of Plan-Based Awards” table and discussed in more detail below.
Performance-Based Restricted Share Units
The Committee determined that the restricted share unit performance targets for the Fiscal 2017 grant would cover a three-year performance period, and that awards would be weighted 80% on cumulative adjusted operating income ("Adjusted LTIP Operating Income") and 20% on return on capital employed (“LTIP ROCE”). Adjusted LTIP Operating Income is a non-GAAP measure, calculated as operating income, adjusted to reflect results at constant currency. LTIP ROCE is a non-GAAP measure calculated as being the adjusted LTIP Operating Income divided by the single point, year-end capital employed balance, using a constant currency exchange rate, per the Company’s consolidated balance sheet. These measures were chosen because the Compensation Committee believes that the appropriate combination of growth and return drive long-term shareholder value. NEOs can earn between 0% and 200% of their share award depending on performance results over the three-year period, subject to continued service with the Company during such period.
For grants made in Fiscal 2017, the level of achievement for Adjusted LTIP Operating Income between approximately 90% and 105% of three-year cumulative performance target (Fiscal 2017 to Fiscal 2019) will determine the amount vesting for this portion of the award. The Committee believes the target requires stretch performance since it requires compounded annual growth in excess of 21% at target and 27% at maximum. The performance target and actual performance as measured against the target will be disclosed at the end of the three-year performance period.
The second goal for the Fiscal 2017 grant is achievement of target LTIP ROCE over the performance period of 26.0%, with a minimum threshold of 23.4% and maximum of 27.3%.
Time-Based Restricted Shares
One third of the time-based restricted shares granted in Fiscal 2017 will vest on each of the first, second and third anniversary of the grant date subject to continued service with the Company.
Time-based restricted share awards are granted under an award pool formula established by the Compensation Committee based on Company performance in the prior fiscal year. This award pool formula is intended to comply with the qualified performance-based compensation requirements under section 162(m) of the Internal Revenue Code. For time-based restricted share awards granted in Fiscal 2017, the pool was based on attaining an adjusted operating income performance hurdle for Fiscal 2016. The actual share awards granted from the pool were determined using the process described above under “Long-Term Incentive Grants in Fiscal 2017.”

Determinations Related to Vesting of Previously Granted Performance-Based Long-Term Incentive Awards
In March 2017, the Committee certified performance for the 3-year performance-based restricted share unit awards granted in Fiscal 2015, covering the performance period of Fiscal 2015 through Fiscal 2017. These awards were weighted 80% on Adjusted LTIP Operating Income and 20% on LTIP ROCE. Adjusted LTIP Operating Income was further adjusted for (i) the Fiscal 2015 contribution of the Zale division, (ii) the Fiscal 2015 transaction and integration expenses, and (iii) the legal settlement over appraisal rights in Fiscal 2016, all of which were not anticipated when targets were set.

Performance targets and actual performance for these measures are shown below. The awards vested at 54.4% of target.

	3-Year Cumulative Threshold (Pays 0% of Target)	3-Year Cumulative Target (Pays 100% of Target)	3-Year Cumulative Maximum (Pays 200% of Target)	3-Year Cumulative Actual	Share Award Vesting (as a Percentage of Target)
Adjusted LTIP Operating Income	$2,056m	$2,234m	$2,412m	$2,165m	61.2%

	Threshold (Pays 0% of Target)	Target (Pays 100% of Target)	Maximum (Pays 200% of Target)	Actual	Share Award Vesting (as a Percentage of Target)
LTIP ROCE	21.9%	22.9%	23.9%	22.2%	26.9%

(d) Retirement & Deferred Compensation
The Company provides retirement and deferred compensation benefits to NEOs and employees, both as a retention mechanism and as a means to provide a degree of financial security post retirement.
In the U.S., there are two defined contribution savings vehicles. The primary retirement vehicle is the Company-sponsored Signet Jewelers 401(k) Retirement Savings Plan (the “401(k) Plan”), which is a qualified plan under federal guidelines.
Currently the Company matches 50% of an employee’s elective salary deferral up to a maximum of 6% of the employee’s eligible compensation in order to be market competitive. The annual elective salary deferral for each employee is subject to certain maximum statutory limitations.
Under federal guidelines, the 401(k) Plan contributions by senior management may be reduced based on the participation levels of lower-paid employees. Therefore, a supplemental plan, the Deferred Compensation Plan (the “DCP”), an unfunded, non-qualified plan under Federal guidelines, was established for senior management to assist with pre-tax retirement savings in addition to the 401(k) Plan. The Company provides a discretionary 50% matching contribution under the DCP for each participant’s annual deferral, up to 10% of the participant’s annual eligible compensation. Although the DCP also permits additional employer discretionary contributions, the Company did not make any additional discretionary contribution in Fiscal 2017.
The NEOs have benefits provided via the 401(k) Plan and the DCP.
(e) Health & Welfare
NEOs participate in various health and welfare programs, as well as life insurance and long-term disability plans, which are generally available to other executive officers of the Company.
(f) Perquisites
The only ongoing perquisite provided to executives is an executive physical. (Relocation benefits are also provided where applicable and small retirement gifts may be given on occasion.) The Committee recently added the executive physical to facilitate and encourage executives to maintain their health. In addition, in limited circumstances, where it is appropriate that spouses attend business related functions, Signet reimburses NEOs for the travel expenses of spouses. The Company does not provide any tax gross-up payments for any perquisites other than for relocation benefits where applicable.
(g) Termination Protection Agreements
Each NEO has entered into a termination protection agreement with the Company. These agreements will continue until terminated by the Company at any time or by the NEO upon at least 360 day's advance written notice. The principal terms of the termination protection agreements with the NEOs are set forth under “Termination Protection Agreements” below.
(h) Termination for Cause and Violation of Non-Compete and Non-Solicitation Covenants
Performance-based restricted share units and time-based restricted shares will not vest if termination for cause occurs before the conclusion of the performance or vesting period. All NEO termination protection agreements contain a non-competition covenant that has a 12-month post-employment term, as well as a non-solicitation covenant that has between a 12-month and 2-year post-employment term. Violation of the non-compete covenants will result in potential litigation and the Company’s ability to seek injunctive relief and damages. For more information concerning the NEO termination protection agreements, see “Termination Protection Agreements” below.
(i) Clawback Policy
The Compensation Committee has adopted a clawback policy that provides that in the event of a material restatement of the Company’s financial results, the Compensation Committee will recalculate incentive compensation based on the restated results. In the event of an overpayment, the Company may seek to recover the difference. Similarly, in the interest of fairness, should a restatement result in an under payment of incentive compensation, the Company will make up any difference.
(j) Share Ownership Policy
It is the Company’s policy that executive officers build a holding of Common Shares. The guidelines for these holdings for the NEOs and other executive officers are currently as follows:

•	Five times annual base salary—CEO

•	Three times annual base salary—Chief Financial Officer, Chief Retail Insights & Strategy Officer, existing and former Chief Operations Officer, President & Chief Customer Officer; and

•	Two times annual base salary—Chief Human Resources Officer and other executive officers.
All executives are expected to build their holding within five years from a specified date. All executives are required to hold 50% of net after-tax shares received upon vesting or payout until these requirements are met. Once achieved, the holding is to be maintained while the individual remains an officer of the Company. Currently, all NEOs are in compliance with the Share Ownership Policy.
(k) Anti-Hedging and Pledging Policies
It is the Company’s policy to prohibit hedging or monetization transactions that would allow an officer, director or employee who is a security holder to engage in transactions that would separate the risks and rewards of ownership of Company securities from actual ownership of those securities. In addition, the Company prohibits any pledging of Company stock by any officer, Director or employee of the Company.

(l) Limitation under Section 162(m) of the Internal Revenue Code
Section 162(m) of the Internal Revenue Code generally denies a federal income tax deduction to the Company for compensation in excess of $1 million per year paid to the principal executive officer and the next three most highly compensated officers (other than the principal financial officer). This denial of deduction is subject to an exception for “qualified performance-based compensation". Although the Compensation Committee has designed the executive compensation program with tax considerations in mind, the Compensation Committee retains the flexibility to authorize compensation that may not be deductible if the Committee believes doing so is in the best interests of the Company.

Report of the Compensation Committee

The Compensation Committee has reviewed and discussed with the Company’s management the Compensation Discussion and Analysis section of this Proxy Statement. Based on this review and discussions, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Proxy Statement.
Members of the Compensation Committee:
Thomas Plaskett (Chair)
Virginia Drosos
Jonathan Sokoloff
Robert Stack
Eugenia Ulasewicz

Summary Compensation Table

The following table sets forth the compensation during Fiscal 2017, Fiscal 2016 and Fiscal 2015, as appropriate, paid to or earned by NEOs.

NEO & Position	Fiscal Year	Salary $(1)	Bonus $	Stock Awards $(2)	Non-equity Incentive Plan Compensation $	All Other Compensation $(3)	Total $
Mark Light	2017	$1,226,923	—	$4,598,190	—	$184,050	$6,009,163
CEO	2016	$1,092,308	$50,000	$3,950,084	$2,170,084	$138,109	$7,400,585
	2015	$970,500	—	$2,465,131	$1,904,154	$61,229	$5,401,014
Michele Santana	2017	$690,000	—	$1,103,387	—	$76,711	$1,870,098
Chief Financial Officer	2016	$619,615	$50,000	$987,318	$612,752	$70,473	$2,340,158
	2015	$439,509	—	$524,600	$701,171	$33,556	$1,698,836
Edward Hrabak	2017	$710,646	—	$794,565	—	$80,025	$1,585,236
Former Chief Operations Officer	2016	$656,246	$50,000	$650,732	$707,063	$74,822	$2,138,863
	2015	$596,308	—	$627,055	$815,808	$41,755	$2,080,926
George Murray	2017	$687,385	—	$772,491	—	$73,973	$1,533,849
Chief Retail Insights & Strategy Officer	2016	$615,231	$50,000	$592,337	$562,579	$75,660	$1,895,807
	2015	$544,865	—	$587,908	$817,380	$40,200	$1,990,353
Steven Becker	2017	$512,692	—	$520,887	—	$61,662	$1,095,241
Chief Human Resources Officer	2016	$500,000	$50,000	$493,659	$497,550	$60,768	$1,601,977
	2015	$489,442	—	$489,969	$655,250	$35,466	$1,670,127

(1)
The amounts reflected in the table above are slightly lower than the annual salaries disclosed in section "CDA - Base Salary" because they reflect only the portion of salary increase from March 27, 2016, the date of the increase, through the end of Fiscal 2017.

(2)
In accordance with FASB ASC Topic 718, the amounts calculated are based on the aggregate grant date fair value of the restricted shares and restricted share units (in the column entitled “Stock Awards”) in the year of grant based upon target value of performance conditions. For information on the valuation assumptions, refer to note 24 in Signet’s Annual Report on Form 10-K for Fiscal 2017. The amounts in the table above reflect the total value of the performance-based restricted share units at the target (or 100%) level of performance achievement plus time-based restricted shares.

(3)	The following table provides the incremental Fiscal 2017 cost to the Company for each of the elements included in the column:

NEO	401(k) Matching Contribution	DCP Matching Contribution	Health Care Reimbursements Related to Physical Exam	Life and Disability Insurance Premiums	Total
Mark Light	$7,950	$173,793	$1,001	$1,306	$184,050
Michele Santana	$7,950	$67,455	—	$1,306	$76,711
Edward Hrabak	$7,950	$70,769	—	$1,306	$80,025
George Murray	$7,950	$64,717	—	$1,306	$73,973
Steven Becker	$7,950	$52,406	—	$1,306	$61,662

The table below provides the potential value of Fiscal 2017 performance-based restricted share units at target and maximum level of performance.

NEO	Potential Value at Target Level	Potential Value at Maximum Level
Mark Light	$2,955,821	$5,911,642
Michele Santana	$709,363	$1,418,726
Edward Hrabak	$510,775	$1,021,550
George Murray	$496,575	$993,150
Steven Becker	$334,865	$669,730

Grants of Plan-Based Awards

Set forth below is information concerning grants of plan-based awards made during Fiscal 2017.

			Estimated Possible Payouts Under Non Equity Incentive Plan Awards(4)		Estimated Future Payouts Under Equity Incentive Plan Awards(5)			All other Stock Awards: Number of Shares or Units(#)	Grant Date Fair Value of Stock and Option Award($)(6)
NEO		Grant Date	Target($)	Max($)	Threshold(#)	Target(#)	Max(#)
Mark Light	(1)		$1,875,000	$3,750,000	—	—	—	—
	(2)	April 25, 2016	—	—	6,973	27,893	55,786	—	$2,955,821
	(3)	April 25, 2016	—	—	—	—	—	15,018	$1,642,368
Michele Santana	(1)		$525,000	$1,050,000	—	—	—	—
	(2)	April 25, 2016	—	—	1,673	6,694	13,388	—	$709,363
	(3)	April 25, 2016	—	—	—	—	—	3,603	$394,024
Edward Hrabak	(1)		$540,000	$1,080,000	—	—	—	—
	(2)	April 25, 2016	—	—	1,205	4,820	9,640	—	$510,775
	(3)	April 25, 2016	—	—	—	—	—	2,595	$283,789
George Murray	(1)		$525,000	$1,050,000	—	—	—	—
	(2)	April 25, 2016	—	—	1,171	4,686	9,372	—	$496,575
	(3)	April 25, 2016	—	—	—	—	—	2,523	$275,915
Steven Becker	(1)		$386,250	$772,500	—	—	—	—
	(2)	April 25, 2016	—	—	790	3,160	6,320	—	$334,865
	(3)	April 25, 2016	—	—	—	—	—	1,701	$186,021

(1)
Represents bonus opportunities under the Company’s annual bonus plan for Fiscal 2017. The target bonus levels for Mr. Light and the other NEOs for Fiscal 2017 expressed as a percentage of base salary, were 150% and 75% respectively, and the maximum bonus levels were 300% and 150% respectively, based on goals established by the Compensation Committee for target Adjusted STIP Operating Income and comparable store sales. For a more detailed description of the Company’s annual bonus plan, including a discussion of the Company’s performance with respect to goals and amounts awarded to the NEOs in Fiscal 2017, see “CDA - Annual Bonus” above.

(2)
Represents performance-based restricted share units granted under the Omnibus Plan. Under the terms of these awards, the restricted share units will vest at the end of the third fiscal year following the grant dates subject to achievement of performance goals and continued service. Vesting may be prorated upon certain terminations of employment or change of control events. Under the terms of these awards, the restricted share units will be forfeited in the event the Company fails to achieve minimum cumulative Adjusted LTIP Operating Income and LTIP ROCE goals for the 3-year performance period covering Fiscal 2017 through Fiscal 2019.

(3)
Represents time-based restricted share awards granted under the Omnibus Plan. One third of these time-based restricted shares will vest on the first, second and third anniversary of the grant date subject to continued service. Vesting may be prorated upon certain terminations of employment or change of control events. Time-based restricted shares accrue dividends while restricted, which are paid if and when the awards vest.

(4)
Payouts of non-equity incentive plan awards may range from $0 to the maximum as described above. Therefore, in accordance with SEC rules, we have omitted the “Threshold” column. At threshold level, nothing is paid to the NEOs; performance must exceed threshold level to earn any bonus payment, which is paid on a linear basis from zero to 100% of the target and 100% to 200% of the target.

(5)	Payouts of equity incentive plan awards may range from $0 to the maximum as described above. At threshold level, 25% is paid to the NEOs.

(6)
Represents the grant date fair value of each equity-based award as determined in accordance with FASB ASC Topic 718. The actual value received by the NEOs with respect to these awards may range from $0 to an amount greater than the reported amount, depending on the Company’s actual financial performance and share value when the shares are received.

Outstanding Equity Awards at Fiscal Year End 2017

	Stock Awards
NEO	Number of shares or units of stock that have not vested		Market value of shares or units that have not vested $(1)	Equity Incentive Plan Awards: Number of unearned shares, units or other rights that have not vested		Equity Incentive Plan Awards: Market or payout value of unearned shares, units or other rights that have not vested $(1)
Mark Light
	7,290	(2)	$583,127	14,580	(6)	$1,166,254
	3,116	(3)	$249,249	6,231	(6)	$498,418
	14,611	(4)	$1,168,734	29,222	(7)	$2,337,468
	15,018	(5)	$1,201,290	55,786	(8)	$4,462,322

Michele Santana	967	(2)	$77,350	1,934	(6)	$154,701
	900	(3)	$71,991	1,800	(6)	$143,982
	3,652	(4)	$292,123	7,304	(7)	$584,247
	3,603	(5)	$288,204	13,388	(8)	$1,070,906

Edward Hrabak	2,041	(2)	$163,260	4,082	(6)	$326,519
	267	(3)	$21,357	533	(6)	$42,635
	2,407	(4)	$192,536	4,814	(7)	$385,072
	2,595	(5)	$207,574	9,640	(8)	$771,104

George Murray	1,579	(2)	$126,304	3,158	(6)	$252,608
	556	(3)	$44,474	1,110	(6)	$88,789
	2,191	(4)	$175,258	4,382	(7)	$350,516
	2,523	(5)	$201,815	9,372	(8)	$749,666

Steven Becker	1,507	(2)	$120,545	3,014	(6)	$241,090
	289	(3)	$23,117	577	(6)	$46,154
	1,826	(4)	$146,062	3,652	(7)	$292,123
	1,701	(5)	$136,063	6,320	(8)	$505,537

(1)	Calculated using the closing market price of the Company's Common Shares on January 27, 2017, the last business day of Fiscal 2017 ($79.99 per share).

(2)	This grant will vest on May 8, 2017.

(3)	This grant will vest on July 16, 2017.

(4)	This grant will vest on April 27, 2018.

(5)	One third of this grant will vest on the first, second and third anniversary of the grant date, being April 25, 2017, April 25, 2018, and April 25, 2019.

(6)	This award vested on January 28, 2017 and was settled on March 27, 2017 at 54.4% of target level.

(7)	The Compensation Committee will determine whether this grant will vest within 70 days following February 3, 2018.

(8)	The Compensation Committee will determine whether this grant will vest within 70 days following February 2, 2019.

Option Exercises and Shares Vested

The table below shows the number and value of share options exercised and shares vested (or settled) for the NEOs in Fiscal 2017.

	Option Awards		Stock Awards
NEO	Number of shares acquired on exercise	Value realized on exercise $	Number of shares acquired on vesting	Value realized on vesting $
Mark Light	12,137	$426,494	16,324	$1,887,795
Michele Santana	—	—	3,802	$450,821
Edward Hrabak	—	—	6,316	$737,443
George Murray	—	—	5,267	$618,025
Steven Becker	—	—	4,778	$558,598

Non Qualified Deferred Compensation

NEO	Executive contributions in last fiscal year $(1)	Registrant contribution in last fiscal year $(2)	Aggregate earnings in last fiscal year $(3)	Aggregate withdrawals/distributions in last fiscal year $(4)	Aggregate balance at last fiscal year end $(5)
Mark Light	$339,124	$173,793	$55,238	($15,932)	$1,889,252
Michele Santana	$375,126	$67,455	$36,992	($6,746)	$1,258,842
Edward Hrabak	$179,518	$70,769	$35,407	($7,166)	$1,258,366
George Murray	$209,068	$64,717	$37,961	($111,844)	$1,316,172
Steven Becker	$100,967	$52,406	$20,796	($4,935)	$716,149

(1)	All NEO contributions are reflected in their "Salary" or "Non-equity Incentive Plan Compensation" columns of the Summary Compensation Table.

(2)	All registrant contributions reflect the Company match of executive contributions. These contributions are reported in the "All Other Compensation" column of the Summary Compensation Table.

(3)
Aggregate earnings represent interest credited to each executive's account based on the crediting rate of interest declared for the year. For Fiscal 2017, this rate did not exceed 120% of the applicable U.S. federal long-term rate. As such, no amounts are reported in the Summary Compensation Table.

(4)
In Fiscal 2017, aggregate withdrawals for each NEO related to the payment of required tax withholdings for earnings on non-qualified deferred compensation balances and scheduled payouts made based on the terms of the DCP.

(5)
The aggregate balance reported as of January 28, 2017 for each executive includes the following amounts that were reported in the Summary Compensation Table in the current and prior year Proxy Statements:

NEO	Aggregate balance reported in current and prior Summary Compensation Table
Mark Light	$1,774,918
Michele Santana	$925,583
Edward Hrabak	$874,230
George Murray	$779,006
Steven Becker	$386,515

Termination Protection Agreements

Information concerning the termination protection agreement of each NEO is set forth below. For each NEO, the actual salary paid during Fiscal 2017 is set forth in the Summary Compensation Table and the current annual salary and maximum and target bonus opportunities are described in the CDA.

NEO TERMINATION PROTECTION AGREEMENTS
Each NEO has entered into a termination protection agreement with a U.S. subsidiary that governs the NEO’s employment until terminated by either party.
Pursuant to the termination protection agreement, the NEO’s employment will continue until the termination protection agreement is terminated by the Company at any time by notifying the NEO in writing or by the NEO at any time upon at least 360 days’ advance written notice, other than upon the NEO’s death or upon a termination for “cause”, which termination may be effective immediately.
The termination protection agreements provide for compensation, including, (i) an annual base salary, (ii) target and maximum annual bonus, (iii) eligibility to be considered annually for a long-term incentive plan payment, as determined in the sole discretion of the Compensation Committee, and (iv) participation in benefit plans made available to senior executives of the Company.
During employment and for a specified period thereafter, each NEO will be subject to confidentiality, non-solicitation and non-competition restrictions. In addition, the NEOs are required to meet certain share ownership levels, as set by the Board from time to time. The Company has agreed to provide the NEOs with coverage under a directors and officers liability insurance policy, at a level no less than that maintained for substantially all of the executive officers of the Company and the members of the Company’s Board.
The NEOs are each entitled to severance payments, subject to the execution and non-revocation of a release of claims, if the NEO is (i) terminated by the Company without “cause” or (ii) if the NEO resigns for “good reason” within one year following a “change of control” (as these terms are defined in the termination protection agreements). In the event of any such termination, the NEO will be entitled to:

(i) continued payment of base salary for twelve months following the date of termination;

(ii) a lump sum amount equal to the annual bonus the NEO would have otherwise received for the fiscal year in which such termination occurs, based on actual performance;

(iii) in respect of each then-ongoing performance cycle under the Company’s LTIP as of the date of termination, (a) with respect to awards that vest in whole or in part based on performance, at the end of each completed performance cycle for each such award, vesting calculated based on actual performance during the full performance cycle, prorated based on the number of calendar days that have elapsed since the beginning of the applicable performance cycle through the date of termination, payable in accordance with the LTIP and (b) with respect to awards that vest solely based on provision of services, vesting calculated based on the award the executive otherwise would have received for the vesting cycle, prorated based on the number of calendar days that have elapsed since the beginning of the applicable vesting cycle through the date of termination, payable in accordance with the LTIP; and

(iv) if the NEO elects coverage under the Consolidated Omnibus Budget Reconciliation Act (“COBRA”), a cash payment equal to the employer contribution to the premium payment for actively employed senior executives, payable monthly for twelve months or until such earlier termination of COBRA coverage.

If the NEO’s employment is terminated by reason of death, the NEO’s estate shall be entitled to:

(i) continued payment of base salary for six months following the date of death;

(ii) a lump sum amount equal to the annual bonus the NEO would have otherwise received for the fiscal year in which such termination occurs based on actual performance and prorated for the number of calendar days employed during such fiscal year; and

(iii) in respect of each then-ongoing performance cycle under the LTIP as of the date of termination, (a) with respect to awards that vest in whole or in part based on performance, vesting based on target performance for the performance cycle and prorated for the number of calendar days employed during the performance cycle and (b) with respect to awards that vest solely based on the provision of services, vesting shall be pro-rated based on the number of calendar days employed during the vesting cycle.

If the NEO’s employment is terminated by reason of disability, the NEO shall be entitled to the annual bonus the NEO would have otherwise received for the fiscal year in which such termination occurs based on actual performance and prorated for the number of calendar days employed during such fiscal year.

Upon any termination of the NEO’s employment, the NEO will be entitled to accrued and unpaid benefits or obligations.

Termination Payments

The following table shows, for each of the NEOs, estimated payments and benefits that would be payable in the event of:
•    Involuntary termination of employment without cause;
•    Termination due to death;
•    Termination due to disability;
•    Voluntary termination with good reason within one year following a change of control; and
•    Involuntary termination without cause following a change of control.
The below estimated values have been calculated on the basis that the NEO's employment had been terminated as of January 27, 2017, the last business day of Fiscal 2017, using a NYSE closing market price as of that date ($79.99).

NEO		Involuntary termination without cause(1)(3)	Death(2)(4)	Disability(4)	Voluntary termination with good reason within one year following a change of control(1)(3)	Involuntary termination without cause following a change of control(1)(3)
Mark Light
	Cash severance:
	Base salary	$1,250,000	$625,000	—	$1,250,000	$1,250,000
	Bonus	—	—	—	—	—
	Total cash severance	$1,250,000	$625,000	—	$1,250,000	$1,250,000
	Long term incentives:
	Accelerated vesting of performance-based restricted share units (5)	$1,805,594	$2,185,386	$1,295,598	$1,805,594	$3,852,478
	Accelerated vesting of time-based restricted shares (6)	$1,730,328	$1,730,328	$1,239,496	$1,730,328	$3,202,400
	Total value of long term incentives	$3,535,922	$3,915,714	$2,535,094	$3,535,922	$7,054,878
	Benefits and perquisites	$18,494	—	—	$18,494	$18,494
	Total	$4,804,416	$4,540,714	$2,535,094	$4,804,416	$8,323,372
Michele Santana
	Cash severance:
	Base salary	$700,000	$350,000	—	$700,000	$700,000
	Bonus	—	—	—	—	—
	Total cash severance	$700,000	$350,000	—	$700,000	$700,000
	Long term incentives:
	Accelerated vesting of performance-based restricted share units (5)	$413,232	$481,384	$284,684	$413,232	$908,766
	Accelerated vesting of time-based restricted shares (6)	$375,469	$375,469	$270,704	$375,469	$729,669
	Total value of long term incentives	$788,701	$856,853	$555,388	$788,701	$1,638,435
	Benefits and perquisites	$18,494	—	—	$18,494	$18,494
	Total	$1,507,195	$1,206,853	$555,388	$1,507,195	$2,356,929

		Involuntary termination without cause(1)(3)	Death(2)(4)	Disability(4)	Voluntary termination with good reason within one year following a change of control(1)(3)	Involuntary termination without cause following a change of control(1)(3)
George Murray
	Cash severance:
	Base salary	$700,000	$350,000	—	$700,000	$700,000
	Bonus	—	—	—	—	—
	Total cash severance	$700,000	$350,000	—	$700,000	$700,000
	Long term incentives:
	Accelerated vesting of performance-based restricted share units (5)	$306,841	$384,671	$224,932	$306,841	$642,960
	Accelerated vesting of time-based restricted shares (6)	$306,294	$306,294	$216,566	$306,294	$547,852
	Total value of long term incentives	$613,135	$690,965	$441,498	$613,135	$1,190,812
	Benefits and perquisites	$18,494	—	—	$18,494	$18,494
	Total	$1,331,629	$1,040,965	$441,498	$1,331,629	$1,909,306
Steven Becker
	Cash severance:
	Base salary	$515,000	$257,500	—	$515,000	$515,000
	Bonus	—	—	—	—	—
	Total cash severance	$515,000	$257,500	—	$515,000	$515,000
	Long term incentives:
	Accelerated vesting of performance-based restricted share units (5)	$239,987	$305,578	$188,376	$239,987	$476,900
	Accelerated vesting of time-based restricted shares (6)	$249,201	$249,201	$181,386	$249,201	$425,787
	Total value of long term incentives	$489,188	$554,779	$369,762	$489,188	$902,687
	Benefits and perquisites	$18,494	—	—	$18,494	$18,494
	Total	$1,022,682	$812,279	$369,762	$1,022,682	$1,436,181

(1)	Payments are subject to the execution of a release of claims and compliance with restrictive covenants.

(2)	Payments are subject to the execution of a release of claims.

(3)	Executive is entitled to the annual bonus for the fiscal year of termination based on actual performance. However, executive did not earn an annual bonus for Fiscal 2017.

(4)	Executive is entitled to the pro-rata annual bonus for the fiscal year of termination based on actual performance. However, executive did not earn an annual bonus for Fiscal 2017.

(5)
Performance-awards granted in Fiscal 2016 and Fiscal 2017 are earned based on actual performance during the full performance period in the event of an involuntary termination without cause, termination with good reason within one year following a change in control or retirement. Since the performance periods for those grants have not been completed, the values reflect target performance, which may be higher or lower than actual performance. In the event of a change in control, the table assumes that awards are substituted in connection with the transaction and performance-based awards will convert to time-based awards, based on actual performance through the time of the change of control compared to pro-rated performance targets.

(6)	In the event of a change in control, the table assumes that awards are substituted in connection with the transaction.

The amounts reported in the above table are hypothetical amounts based on the disclosure of compensation information about the NEOs. Actual payments will depend on the circumstances and timing of any termination of employment or other triggering event, and compliance with confidentiality, non-solicitation and non-competition restrictions (see “Termination Protection Agreements” above). The amount of annual bonus payable upon certain events of termination is based on, where appropriate, the Company's actual performance in Fiscal 2017. The value attributed to accelerated vesting of performance-based restricted share units, as applicable, payable upon certain events of termination is based on the Company’s actual performance for performance-based restricted share units granted in Fiscal 2015 and target performance for restricted share units granted in Fiscal 2016 and Fiscal 2017.

EDWARD HRABAK RESIGNATION
Mr. Hrabak resigned from his position as Chief Operating Officer effective January 29, 2017. Mr. Hrabak continues to be an employee of the Company and will facilitate an orderly transition of his responsibilities over the next several months. He is expected to resign as an employee of the Company on July 17, 2017. During the term of his employment and for specified periods thereafter, Mr. Hrabak is subject to confidentiality, non-solicitation and non-competition restrictions.

If Mr. Hrabak remains an employee through July 17, 2017 or if his employment is terminated by the Company without cause or due to death or disability prior to such date, in exchange for the transition services and restrictive covenants listed above, Mr. Hrabak will receive the following benefits in accordance with the Separation and Release Agreement entered into as of January 29, 2017. For the purposes of the below, we have assumed that Mr. Hrabak will remain an employee through July 17, 2017:

•	Continued payment of his salary at an annual rate of $720,000 through March 15, 2018 (approximately $477,400);

•
Lump sum amount payable in April 2018 equal to the annual bonus Mr. Hrabak would have earned for Fiscal 2018 based on actual performance (estimated at $540,000 assuming Target performance as the performance period is not yet complete);

•	Taxable monthly cash payment equal to the monthly employer contribution to the Company’s group health coverage premium for an active employee with the same level of coverage (estimated at $12,200);

•
Any unvested performance-based awards granted to Mr. Hrabak under the Company’s LTIP, that have been outstanding for one year from the grant date, will vest at the end of the performance period, based on actual performance through the end of the applicable performance period, with respect to a pro-rata amount as of March 15, 2018. The estimated value of these awards is $555,200 based on the closing market price of the Company’s Common Shares as of January 27, 2017 of $79.99 per share; actual performance is used for the Fiscal 2015 grant and Target performance is assumed for the Fiscal 2016 and Fiscal 2017 grants; and

•
Any unvested time-based awards granted to Mr. Hrabak under the Company's LTIP, that have been outstanding for one year from the grant date, will vest on a pro-rata basis, based on the number of days during the applicable vesting period through March 15, 2018. The value of these awards is estimated at $500,200.

RETIREMENT BENEFITS
NEOs will also receive retirement benefits as disclosed in prior tables.
 CHANGE OF CONTROL
Under the Omnibus Plan and award agreements, in the event of a corporate event or transaction involving the Company, a subsidiary and/or an affiliate, equity awards will be adjusted in such manner as the Compensation Committee shall determine. Under the terms of the Omnibus Plan, if a change of control occurs, unless otherwise prohibited by applicable law, or unless the Compensation Committee determines otherwise in an award agreement, the Committee may (but is not required to) make adjustments in the terms of outstanding awards, such as: (i) continuation or assumption by the surviving company or its parent; (ii) substitution by the surviving company or its parent of awards with substantially the same terms; (iii) accelerated exercisability, vesting and/or lapse of restrictions immediately prior to the occurrence of such event; (iv) upon written notice, provision for mandatory exercise of any outstanding awards, to the extent then exercisable, during a certain period (contingent on the consummation of the change of control) at the end of which the awards terminate; and (v) cancellation of all or any portion for fair value (as determined by the Compensation Committee). While it is the Compensation Committee’s intention in the event of a change of control to make adjustments in the terms of outstanding awards in accordance with (i) and (ii) above, as the Compensation Committee is unable to predict the exact circumstance of any change of control, it is considered prudent to reserve to itself the discretion of considering alternatives (iii), (iv) and (v) if the circumstances warrant it. Based on award agreements for outstanding awards, if the awards are not assumed or substituted upon a change of control, restricted stock will fully vest and performance units will vest on a prorated basis, based on the number of calendar days that have elapsed during the performance period through the change of control and based on actual performance to the time of the change of control compared to pro-rated performance targets; and if awards are assumed upon a change of control the restricted stock will continue to vest in accordance with their existing vesting schedule and performance units will be converted to time-based vesting units with a value equal to the value of the units that would have vested at the time of the change of control if the awards were not assumed or substituted, and such remaining award shall be subject to time-based vesting for the original performance period. Following the change of control, such modified awards will be subject to full vesting upon a termination without cause, and pro rata vesting upon a termination due to death, disability or retirement.
NON-COMPETITION COVENANTS AFFECTED BY CHANGE OF CONTROL
The duration of certain non-competition covenants could be amended with consent following termination of employment in the event of a change of control.
DEATH OR DISABILITY
If any of the NEOs had died or become disabled during Fiscal 2017, a pro rata portion of the unvested performance-based restricted share units and time-based restricted shares would have vested early, based on target performance for the performance-based restricted share units. For disability, pro rata awards are subject to prior completion of one year of service from the date of grant. Pro rata awards for disability are calculated based on completed fiscal years for awards granted in Fiscal 2015 and on calendar days for awards granted in Fiscal 2016 and Fiscal 2017. For death, pro rata awards are calculated based on calendar days for awards granted in Fiscal 2015, Fiscal 2016 and Fiscal 2017. The value of early vesting due to death and disability is shown in the Termination

Payments table above. See the discussion of Termination Protection Agreements above for additional information concerning death and disability benefits available to the NEOs.

RETIREMENT
If any of the NEOs had retired during Fiscal 2017, and had been of retirement age (which is 65) a pro rata portion of the time-based restricted shares would vest on the retirement date and a pro-rated portion of the performance-based restricted share units would be eligible to vest at the end of the applicable performance period based on actual performance. Pro rata awards are subject to prior completion of one year of service from the date of grant. Pro rata awards are calculated based on completed fiscal years for awards granted in Fiscal 2015 and on calendar days for awards granted in Fiscal 2016 and Fiscal 2017. None of the NEOs were of retirement age as of the last day of Fiscal 2017.

Equity Compensation Plan Information

The following table sets forth certain information, as of January 28, 2017, concerning Common Shares authorized for issuance under all of the Company's equity compensation plans.

	Equity Compensation Plan Information
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1) (a)	Weighted-average exercise price of outstanding options, warrants and rights(2) (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	747,061	$26.24	3,998,142
Equity compensation plans not approved by security holders	—	—	—
Total	747,061	$26.24	3,998,142

(1)	Shares indicated include vesting of all future performance conditions being achieved at maximum levels.

(2)	Calculated at an exchange rate of £1:$1.26.

Director Compensation

The following table summarizes the total compensation of each of the Company’s Directors during Fiscal 2017, other than Mr. Light, whose compensation is included in the Summary Compensation Table.

Independent Director	Fees earned or paid in cash $	Stock awards $(1)	Total $
H. Todd Stitzer	$280,000	$329,497	$609,497
Virginia Drosos	$115,000	$144,075	$259,075
Dale Hilpert	$115,000	$144,075	$259,075
Helen McCluskey	$105,000	$144,075	$249,075
Marianne Miller Parrs	$135,000	$144,075	$279,075
Thomas Plaskett	$130,000	$144,075	$274,075
Jonathan Sokoloff(2)	$24,955	$105,045	$130,000
Robert Stack	$105,000	$144,075	$249,075
Brian Tilzer(3)	-	-	-
Eugenia Ulasewicz	$115,000	$144,075	$259,075
Russell Walls	$115,000	$144,075	$259,075

(1)
In accordance with FASB ASC Topic 718, the amounts calculated are based on the aggregate grant date fair value of the shares (in the column entitled “Stock awards”). Shares were granted to Mr. Sokoloff upon his appointment to the Board on October 5, 2016, and to all other independent Directors on the day of the Annual Meeting of Shareholders. For information on the valuation assumptions, refer to note 24 in the Signet Annual Report on Form 10-K for Fiscal 2017.

(2)	Mr. Sokoloff's cash fee of $24,955 was paid to Leonard Green & Partners L.P.

(3)	Mr. Tilzer was appointed effective February 1, 2017 and did not receive any compensation during Fiscal 2017.

ANNUAL COMPENSATION
The Chairman of the Board receives an annual fee of $600,000 which is split into a cash payment of $280,000 per year and $320,000 paid in Common Shares on the day of the Annual Meeting of Shareholders.
The annual basic fee for independent Directors is $245,000 which is split into a cash payment of $105,000 per year and $140,000 paid in Common Shares on the day of the Annual Meeting of Shareholders. Mr. Sokoloff's fee of $24,955 was paid to Leonard Green & Partners L.P. No committee meeting fees are payable, but additional annual amounts are paid to the Chair of each Board Committee: $30,000 for the Audit Committee, $25,000 for the Compensation Committee, $20,000 for the Nomination and Corporate Governance Committee and $20,000 for the Corporate Social Responsibility Committee.

STOCK OWNERSHIP
The Company has a Share Ownership Policy applicable to Directors to better align their interests with those of Shareholders over the long term.
The Chairman is expected to achieve a minimum share ownership value of $700,000 within five years of being elected to the Board. The independent Directors are expected to achieve a minimum share ownership of three times the value of their annual stock award within five years of election to the Board. Once these share ownership holdings are achieved at any given share price, the requirement is considered to have been met notwithstanding any subsequent change in share price. The minimum holding is to be maintained while he or she is a Director of the Company. Each of the Directors is in compliance with the Share Ownership Policy.
INDEMNIFICATION
The Company has entered into indemnification agreements with the independent Directors of the Company, agreeing to indemnify such persons against expenses, judgments, fines and amounts paid in settlement of, or incurred in connection with, any threatened, pending or completed action, suit or proceeding in which the Director was or is, or is threatened to be made, a party by reason of his or her service as a Director, officer, employee or agent of the Company, provided that the Director acted in good faith and in a manner he or she reasonably believed to be in the best interest of the Company and, with respect to any criminal action or proceeding, provided he or she had reasonable cause to believe such actions were lawful. Each indemnification agreement also provides for the advance of expenses incurred by the Director in defending any proceeding.

Shareholder Q&A

When and where can I find the Proxy Statement and Internet Notice?
The Signet Proxy Statement and Internet Notice were filed with the SEC and published on the Company's website: www.signetjewelers.com/shareholders on May 4, 2017. The Internet Notice will be emailed or mailed to shareholders on or around May 4, 2017. The Signet Annual Report on Form 10-K for Fiscal 2017 was filed with the SEC on March 16, 2017 and is published on the Company's website. Hard copies of Signet's proxy materials will be mailed to those shareholders who have requested these on or around May 4, 2017.

What is included in Signet's proxy materials?
Signet's proxy materials include the following:

•	Proxy Statement; and

•	Annual Report to Shareholders for Fiscal 2017.
In line with SEC rules, Signet emails or mails many Shareholders the Internet Notice informing them of the availability of proxy materials on the Signet website. The Internet Notice, when mailed to Shareholders, also incorporates Signet's Proxy Voting Instructions.

How do I register my email address for email delivery of proxy materials?
You can register your email address for email delivery of proxy materials in any one of the following ways:

	U.S. Shareholders	UK and other non-U.S. Shareholders
Telephone:	888-776-9962	0800 022 3367*
Email:	info@amstock.com Please include the words “Proxy Materials Signet Jewelers Limited” in the subject line.	shareholderenquires@capita.co.uk Please include the words “Proxy Materials Signet Jewelers Limited” in the subject line.
*Or +44 371 664 0300 from outside the United Kingdom. Calls to Freephone numbers will vary by provider. Calls from outside the United Kingdom will be charged at the applicable international rate.

Signet encourages Shareholders to take advantage of the availability of proxy materials on the Company's website and register for email delivery. This allows the Company to significantly reduce its printing and postage costs while ensuring timely delivery to Shareholders and reducing environmental impact.
What will I receive if I register for email delivery?
Shareholders registered for email delivery of Signet proxy materials will receive an email on or around May 4, 2017. The email will contain a link to proxy materials available on the Signet website and details on how to vote.
How do I request a hard copy of the Company’s proxy materials?
Instructions for requesting a hard copy of Signet's proxy materials can be found on the Internet Notice and on the Company's website: www.signetjewelers.com/shareholders. You can also request a hard copy using the same contact details provided under “How do I register my email address for email delivery of proxy materials?” above.

Who is entitled to vote at the 2017 Annual Meeting of Shareholders?
You are entitled to vote at the 2017 Annual Meeting of Shareholders, and any postponement(s) or adjournment(s) thereof, if you owned Signet Jewelers Limited shares as of the close of business on April 21, 2017, the record date for the Meeting. On the record date there were 68,439,262 Common Shares outstanding, excluding treasury shares, and 625,000 Series A Convertible Preference Shares outstanding. Each outstanding Common Share is entitled to one vote on each matter at the Annual Meeting of Shareholders. The holders of the Series A Convertible Preference Shares are entitled to a number of votes equal to the largest number of Common Shares into which all Series A Convertible Preference Shares held by such holders could then be converted. As of the record date, up to 6,658,059 Common Shares were issuable to the holders upon conversion.

What is the difference between a shareholder of record and a beneficial owner of shares held in street name?

Shareholder of record	Beneficial owner of shares held in street name
If your shares were registered directly in your name with one of Signet's registrars (American Stock Transfer & Trust Company for U.S. Shareholders, and Capita Asset Services for UK and other non-U.S. Shareholders) on the record date, you are considered the shareholder of record for those shares.
If your shares were registered with a broker, bank or other nominee on the record date, you are considered a beneficial owner of shares held in street name.
Signet's Internet Notice or hard copy proxy materials will be provided directly to you.
Signet's Internet Notice or hard copy proxy materials will be forwarded to you by that entity, which is considered the shareholder of record for those shares. Your broker, bank or other nominee will send you details on how to vote your shares, and you must follow their instructions to vote.

Who can attend the 2017 Annual Meeting of Shareholders and vote in person?
Shareholders of record at the close of business on the record date and their proxies / corporate representatives are entitled to attend and vote at the Annual Meeting of Shareholders.
Beneficial owners of shares held in street name may also attend but must bring proof of ownership to be admitted to the Annual Meeting of Shareholders (for example, a brokerage statement or letter from your broker, bank or other nominee). To vote in person at the Annual Meeting of Shareholders, a beneficial owner of shares held in street name must bring a valid “legal proxy” in their name, issued by the entity that holds their shares.

When is broker discretionary voting permitted and what is the effect of broker non-votes?
In accordance with NYSE rules, in circumstances where a broker, bank or other nominee does not receive specific voting instructions from the beneficial owner of the relevant shares, the broker may use his discretion to vote those shares on certain routine matters on the beneficial owners’ behalf. At the 2017 Annual Meeting of Shareholders, broker discretionary voting is only permitted with respect to Proposal 2 - Appointment of KPMG as Independent Auditor.
A “broker non-vote” occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because it does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.

What proposals are being voted on at the 2017 Annual Meeting of Shareholders, what vote is required to approve each proposal and what is the effect of abstentions and broker non-votes?

Proposal	Board’s Recommendation	Vote Required to Approve	Effect of Abstentions	Effect of Broker Non-Votes
1. Election of Twelve Directors
a) H. Todd Stitzer
b) Virginia Drosos
c) Dale Hilpert
d) Mark Light
e) Helen McCluskey
f) Marianne Miller Parrs
g) Thomas Plasket
h) Jonathan Sokoloff
i) Robert Stack
j) Brian Tilzer
k) Eugenia Ulasewicz
l) Russell Walls
	FOR each Director nominee	Majority of the votes cast FOR each Director nominee	No effect - not counted as votes cast	No effect -not counted as votes cast
2. Appointment of KPMG as Independent Auditor	FOR	Majority of the votes cast FOR	No effect - not counted as votes cast	Not applicable -broker discretionary voting is permitted
3. Approval, on a Non-Binding Advisory Basis, of the Compensation of the Company's Named Executive Officers (the "Say-on-Pay" vote)	FOR	Majority of the votes cast FOR (advisory only)	No effect - not counted as votes cast	No effect - not counted as votes cast
4. Approval, on a Non-Binding Advisory Basis, of the Frequency of the Say-on-Pay vote (the "Say-on-Frequency" vote)	ONE YEAR	Majority of the votes cast (advisory only)	No effect - not counted as votes cast	No effect - not counted as votes cast

What is a proxy and how does proxy voting work?
A proxy is your legal designation of another person (or persons) to attend and vote your shares at a meeting on your behalf. The person you so designate is known as your proxy.
Your proxy need not be a Shareholder of the Company, but must attend the Annual Meeting of Shareholders in person to vote your shares. You can direct your proxy to vote your shares FOR or AGAINST, or to ABSTAIN from voting with respect to proposals 1, 2 and 3. You can direct your proxy to vote your shares FOR ONE YEAR, TWO YEARS, or THREE YEARS, or to ABSTAIN with respect to proposal 4. A proxy must vote your shares at the meeting in accordance with your instructions.
The Board has designated H. Todd Stitzer and Mark Jenkins (each with full power of substitution) as proxies available to Shareholders for the 2017 Annual Meeting of Shareholders.
If you appoint a proxy you may still attend the 2017 Annual Meeting of Shareholders and vote in person. If you vote in person at the meeting you will have effectively revoked any previously appointed proxies.
What happens if I appoint more than one proxy?
If you appoint more than one proxy, each proxy must be appointed to exercise the rights attaching to different shares held by you. In circumstances where the Company’s registrars receive two or more valid proxy forms in respect of the same share(s) and the same meeting, the form dated last will be treated as replacing and revoking the other(s).
If you appoint a proxy designated by the Board but do not provide voting instructions, the shares represented by your proxy voting instructions will be voted in accordance with the recommendation of the Board.
If you submit voting instructions but do not appoint a proxy, the Chairman of the Meeting will be appointed as your proxy.

How do I vote?
Details of how Shareholders can appoint a proxy to vote on their behalf at the 2017 Annual Meeting of Shareholders, and any postponement(s) or adjournment(s) thereof, can be found in the table below.

	U.S. Shareholders	UK and other non-U.S. Shareholders
Online via the Signet website:	www.signetjewelers.com/shareholders
By telephone:	Call toll-free 1-800-PROXIES (1-800-776-9437)	Not applicable
By mail:
Your Proxy Voting Instructions must be signed to be valid. If signed under a power of attorney or other authority, a copy of this authority must be sent to the registrar with your Proxy Voting Instructions.
	Return your duly completed and signed Proxy Voting Instructions to the Company’s U.S. registrar: American Stock Transfer & Trust Company Operations Center 6201 15th Avenue Brooklyn NY 11219 United States	Return your duly completed and signed Proxy Voting Instructions to the Company’s UK registrar: Capita Asset Services PXS134 Beckenham Road Beckenham Kent BR3 4ZF United Kingdom
Deadline for receipt by the Company’s registrars:	12:01 am Eastern Daylight Time (5:01 am British Summer Time) on June 28, 2017

Submitting proxy instructions will not prevent a shareholder from attending the Annual Meeting of Shareholders.

Can I change my proxy appointment and/or voting instructions?
You can change your proxy appointment and/or voting instructions before the deadline of 12:01 am Eastern Daylight Time (5:01 am British Summer Time) on June 28, 2017 by re-submitting your vote as detailed in “How do I vote?” above.

In circumstances where two or more valid forms in respect of the same share(s) and the same meeting are received, the form dated last will be treated as replacing and revoking the other(s).
You may also attend the Annual Meeting of Shareholders and change your vote by voting in person.
If you are a beneficial owner of shares held in street name and you vote by proxy, you may change your vote by submitting new instructions to your broker, bank or other nominee in accordance with that entity’s procedure.
Can I revoke the appointment of my proxy without appointing another?
If you are a shareholder of record, you can revoke the appointment of your proxy at any time before your shares are voted by submitting a written notice of revocation to the Company’s registrar. U.S. Shareholders should send their written notice of revocation to American Stock Transfer & Trust. UK and other non-U.S. Shareholders should send their written notice of revocation to Capita Asset Services. Contact details for both can be found in the table above under the heading “How do I vote?”.

You can also revoke the appointment of your proxy by attending the 2017 Annual Meeting of Shareholders and giving notice of revocation in person. If you vote in person at the Annual Meeting of Shareholders, you will have effectively revoked any previously appointed proxies.
Beneficial owners of shares held in street name must follow the instructions of their broker, bank or other nominee to revoke their voting instructions.
Will my shares be voted if I do nothing?
If you are a shareholder of record and do not appoint a proxy, submit voting instructions or attend the 2017 Annual Meeting of Shareholders to vote in person, your shares will not be voted.
If you are a beneficial owner of shares held in street name, your broker, bank or other nominee may use their discretion to vote your shares with respect to Proposal 2—Appointment of KPMG as Independent Auditor.
What constitutes a quorum in order to transact business at the 2017 Annual Meeting of Shareholders?
The presence at the start of the 2017 Annual Meeting of Shareholders, in person or by proxy, of two holders of Common Shares outstanding and entitled to vote will constitute a quorum for the transaction of business. Abstentions and “broker non-votes” are treated as present and entitled to vote, and are therefore counted in determining the existence of a quorum. The Chief Governance Officer & Corporate Secretary will determine whether or not a quorum is present at the 2017 Annual Meeting of Shareholders.
How will voting be conducted at the 2017 Annual Meeting of Shareholders?
Voting at the 2017 Annual Meeting of Shareholders will be conducted by way of a poll. The Company’s U.S. registrar, American Stock Transfer & Trust Company, will be present at the Meeting to explain the voting procedure, conduct the poll, count votes, and certify the results. As each proposal is introduced to the Meeting, Shareholders will be given the opportunity to ask questions. The poll vote will take place at the end of the Meeting in order to simplify the voting procedure.

When and where can I find the final results of the Annual Meeting of Shareholders?
Final voting results will be available on the Signet website and filed with the SEC as soon as practicable after the conclusion of the Meeting. The results will confirm the number of votes cast for and against proposals 1, 2 and 3 as well as abstentions and broker non-votes (where applicable). For proposal 4, the number of votes cast for each option and abstentions will be confirmed.
What happens if additional matters are presented at the 2017 Annual Meeting of Shareholders?
The Company’s management are not aware of any matters other than those discussed in this Proxy Statement that will be presented to the 2017 Annual Meeting of Shareholders.
If other matters are presented at the Meeting, your shares will be voted in accordance with the recommendation of the Board if:

•	you appointed a proxy designated by the Board; or

•	the Chairman of the Meeting was appointed as your proxy because you submitted voting instructions (for other proposals) but did not name a proxy.
How do I submit a shareholder proposal for the Company’s 2018 Annual Meeting of Shareholders?
Shareholder proposals submitted pursuant to Rule 14a-8 of the Exchange Act will be considered for inclusion in the Company’s 2018 Proxy Statement and proxy card if received in writing by the Chief Governance Officer & Corporate Secretary on or before January 4, 2018. Notice of the proposal must comply with SEC rules, Bye-law 26 of the Company’s Bye-laws, and be a proper subject for shareholder action under Bermuda law.
Pursuant to Bye-law 26 of the Company’s Bye-laws, in order for business to be properly brought before the Company’s 2018 Annual Meeting of Shareholders, notice must be received in writing by the Corporate Secretary no earlier than February 28, 2018 and no later than March 30, 2018. The additional procedures detailed in Bye-law 26 must also be followed. The Company’s Bye-laws can be found on the Signet website: www.signetjewelers.com.
Under Bermuda law, shareholders holding not less than five percent of the total voting rights or 100 or more shareholders together may require the Company to give notice to its shareholders of a proposal intended to be submitted at an Annual Meeting of Shareholders. Generally, notice of such a proposal must be received not less than six weeks before the date of the Meeting and must otherwise comply with the requirements of Bermuda law.
Shareholder proposals should be sent to the Company at Clarendon House, 2 Church Street, Hamilton HM11 Bermuda, addressed for the attention of Mark Jenkins, Chief Governance Officer & Corporate Secretary.
Why has my household only received a single copy of the Internet Notice?
Shareholders who share a single address will receive a single Internet Notice (or a single set of proxy materials if a hard copy has been requested) unless contrary instructions have previously been received by the Company. This practice, known as “householding,”

is permitted under Exchange Act rules and allows the Company to significantly reduce its printing and postage costs while reducing environmental impact. Copies of the Internet Notice and proxy materials can be found on the Company's website www.signetjewelers.com.
If your household receives a single Internet Notice and/or set of proxy materials, but would prefer to receive a separate copy of current and/or future documents, please address a request to Signet Jewelers Limited c/o Signet Group Services Limited, Imperial Place 3, Maxwell Road, Borehamwood, Hertfordshire, WD6 1JN, United Kingdom or telephone +44 (0)121 697 7400. If you would like to receive a single copy in future rather than multiple copies, please contact the Company in the same way. Copies will be dispatched promptly and without charge.
Beneficial owners who would like to change the number of copies received should contact their broker, bank or other nominee to request the change.
Who bears the cost of proxy solicitation?
The Company bears the cost of soliciting proxies which may occur by internet, mail and/or telephone. The Company will also request that banks, brokers, custodian nominees and fiduciaries supply proxy materials to beneficial owners of the Company’s Common Shares of whom they have knowledge and reimburse them for their expenses in so doing. Certain Directors, officers and employees of the Company may solicit proxies personally or by mail, email, telephone or fax without additional compensation.

ANNUAL MEETING OF SHAREHOLDERS OF

SIGNET JEWELERS

June 28, 2017

PROXY VOTING INSTRUCTIONS

INTERNET - Access **www.signetjewelers.com/shareholders** and follow the on-screen instructions or scan the QR code with your smartphone. Have this Proxy Card available when you access the web page, and use the Company Number and Account Number shown.

TELEPHONE - Call toll-free **1-800-PROXIES** (1-800-776-9437) in the United States or **+1-718-921-8500** from foreign countries from any touch-tone telephone and follow the instructions. Have this Proxy Card available when you call and use the Company Number and Account Number shown.

MAIL - Complete, sign, date and mail this Proxy Card in the envelope provided as soon as possible.

Enter your voting instructions as set out above up until June 28, 2017 at 12:01 a.m. Eastern Daylight Time, which is approximately 11 hours before the meeting.

IN PERSON - You may vote your shares in person by attending the Annual Meeting of Shareholders.

COMPANY NUMBER	
ACCOUNT NUMBER	

Please detach along perforated line and mail in the envelope provided if you are not voting via telephone or the Internet.

00033333333333333400 9 062817

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH NOMINEE LISTED IN PROPOSAL 1, A VOTE "FOR" PROPOSALS 2 & 3, AND A VOTE FOR "1 YEAR" ON PROPOSAL 4. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

Proposal	1 year	2 years	3 years	ABSTAIN
4. Approval, on a non-binding advisory basis, of the frequency of the Say-on-Pay vote (the "Say-on-Frequency" vote).	☐	☐	☐	☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Shareholder ____________ Date: ________ Signature of Shareholder ____________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF SHAREHOLDERS OF

SIGNET JEWELERS

June 28, 2017

Please sign, date and mail this proxy card in the envelope provided as soon as possible.

Please detach along perforated line and mail in the envelope provided.

00033333333333333400 9 062817

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH NOMINEE LISTED IN PROPOSAL 1, A VOTE "FOR" PROPOSALS 2 & 3, AND A VOTE FOR "1 YEAR" ON PROPOSAL 4. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

	1 year	2 years	3 years	ABSTAIN
4. Approval, on a non-binding advisory basis, of the frequency of the Say-on-Pay vote (the "Say-on-Frequency" vote).	☐	☐	☐	☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Shareholder ______ Date: ______ Signature of Shareholder ______ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy materials, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

0

SIGNET JEWELERS LIMITED

Proxy for the Annual Meeting of Shareholders on June 28, 2017

Solicited on Behalf of the Board of Directors

The undersigned hereby appoints H. Todd Stitzer and Mark Jenkins, or either of them, each with full power of substitution and power to act alone, as proxies to vote all the Common Shares which the undersigned would be entitled to vote if personally present and acting on all matters which may properly come before at the Annual Meeting of Shareholders of Signet Jewelers Limited, to be held at Hilton Akron / Fairlawn, 3180 W. Market Street, Akron, Ohio, 44333 - 3365, United States of America, on Wednesday, June 28, 2017, at 11:00 a.m. Eastern Daylight Time, and at any adjournments or postponements thereof, as set forth on the reverse side.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH NOMINEE LISTED IN PROPOSAL 1, A VOTE "FOR" PROPOSALS 2 & 3, AND A VOTE FOR "1 YEAR" ON PROPOSAL 4. THE PROXIES WILL VOTE AS THE BOARD OF DIRECTORS RECOMMENDS WHERE A CHOICE IS NOT SPECIFIED.

(Continued and to be signed on the reverse side.)

1.1 14475

SIGNET
JEWELERS

To Be Held On:

COMPANY NUMBER	
ACCOUNT NUMBER	
CONTROL NUMBER	

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet and should not be regarded as a substitute for reading the proxy materials. We encourage you to access and review all of the important information contained in the proxy materials before voting.

If you want to receive a paper or e-mail copy of the proxy materials you must request one. There is no charge to you for requesting a copy. Please make the request as instructed below on or before June 16, 2017 to facilitate timely delivery.

The materials listed below are avaiable at http://www.signetjewelers.com/shareholders

- Notice of Annual Meeting of Shareholders
- Proxy Statement
- Proxy Voting Instructions (Proxy Card)
- Annual Report to Shareholders for the fiscal year ended January 28, 2017

TO REQUEST MATERIAL:

TELEPHONE: 888-776-9962 or +1-718-921-8562 (for international callers)

E-MAIL: info@amstock.com

WEBSITE: https://us.astfinancial.com/proxyservices/requestmaterials.asp

TO VOTE:

ONLINE: To access your online Proxy Card, please visit www.signetjewelers.com/shareholders and follow the on-screen instructions or scan the QR code with your smartphone. You may enter your voting instructions up until June 28, 2017 at 12:01 a.m. Eastern Daylight Time, which is approximately 11 hours before the start of the meeting.

IN PERSON: You may vote your shares in person by attending the Annual Meeting of Shareholders.

TELEPHONE: If you are a US Shareholder you may vote by telephone. To vote by telephone, please visit www.voteproxy.com to view the materials and to obtain the toll free number to call. You may enter your voting instructions up until June 28, 2017 at 12:01 a.m. Eastern Daylight Time, which is approximately 11 hours before the start of the meeting.

MAIL: If you wish to vote by mail, you may request a Proxy Card by following the instructions above.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH NOMINEE LISTED IN PROPOSAL 1, A VOTE "FOR" PROPOSALS 2 & 3, AND A VOTE FOR "1 YEAR" ON PROPOSAL 4.

ANNUAL MEETING OF SHAREHOLDERS OF SIGNET JEWELERS

June 28, 2017

PROXY VOTING INSTRUCTIONS FOR UK & OTHER NON-US SHAREHOLDERS

INTERNET - Access www.signetjewelers.com/shareholders and follow the on-screen instructions. You will need your Investor Code shown below to register for the Capita Signal Shares Portal if you have not previously done so.

MAIL – Complete, sign, date and mail this Proxy Card in the envelope provided as soon as possible. The deadline for receipt is 12:01am Eastern Daylight Time (5:01am British Summer Time) on June 28, 2017.

IN PERSON – You may vote your shares in person by attending the Annual Meeting of Shareholders.

↓ Please detach along perforated line and mail in the envelope provided if you are not voting via the Internet. ↓

Event Code: S559A78134 Investor Code: Barcode:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH NOMINEE LISTED IN PROPOSAL 1, A VOTE "FOR" PROPOSALS 2 & 3, AND A VOTE FOR "1 YEAR" ON PROPOSAL 4. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

		FOR	AGAINST	ABSTAIN
1. Election of twelve directors to the Company's Board of Directors				
a) H. Todd Stitzer		☐	☐	☐
b) Virginia Drosos		☐	☐	☐
c) Dale Hilpert		☐	☐	☐
d) Mark Light		☐	☐	☐
e) Helen McCluskey		☐	☐	☐
f) Marianne Miller Parrs		☐	☐	☐
g) Thomas Plaskett		☐	☐	☐
h) Jonathan Sokoloff		☐	☐	☐
i) Robert Stack		☐	☐	☐
j) Brian Tilzer		☐	☐	☐
k) Eugenia Ulasewicz		☐	☐	☐
l) Russell Walls		☐	☐	☐
2. Appointment of KPMG LLP as independent auditor of the Company.		☐	☐	☐
3. Approval, on a non-binding advisory basis, of the compensation of our named executive officers as disclosed in the Proxy Statement (the "Say-on-Pay" vote).		☐	☐	☐
	1year	2 years	3 years	ABSTAIN
4. Approval, on a non-binding advisory basis, of the frequency of the Say-on-Pay vote (the "Say-on-Frequency" vote).	☐	☐	☐	☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Shareholder ______ Date: ______ Signature of Shareholder ______ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

SIGNET JEWELERS LIMITED

Proxy for the Annual Meeting of Shareholders on June 28, 2017

Solicited on Behalf of the Board of Directors

The undersigned hereby appoints H. Todd Stitzer and Mark Jenkins, or either of them, each with full power of substitution and power to act alone, as proxies to vote all the Common Shares which the undersigned would be entitled to vote if personally present and acting on all matters which may properly come before at the Annual Meeting of Shareholders of Signet Jewelers Limited, to be held at Hilton Akron / Fairlawn, 3180 W. Market Street, Akron, Ohio, 44333 - 3365, United States of America, on Wednesday, June 28, 2017, at 11:00 a.m. Eastern Daylight Time, and at any adjournments or postponements thereof, as set forth on the reverse side.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH NOMINEE LISTED IN PROPOSAL 1, A VOTE "FOR" PROPOSALS 2 & 3, AND A VOTE FOR "1 YEAR" ON PROPOSAL 4. THE PROXIES WILL VOTE AS THE BOARD OF DIRECTORS RECOMMENDS WHERE A CHOICE IS NOT SPECIFIED.

(Continued and to be signed on the reverse side.)

UK & Other Non-US Shareholders
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders

SIGNET JEWELERS

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet and should not be regarded as a substitute for reading the proxy materials. We encourage you to access and review all of the important information contained in the proxy materials before voting.

If you want to receive a paper or e-mail copy of the proxy materials you must request one. There is no charge to you for requesting a copy. Please make the request as instructed below on or before June 16, 2017 to facilitate timely delivery.

The materials listed below are available at http://www.signetjewelers.com/shareholders.

TO REQUEST MATERIAL:

TELEPHONE: 0800 022 3367 or +44 371 664 0300 (from outside the United Kingdom)
Calls to Freephone numbers will vary by provider. Calls from outside the United Kingdom will be charged at the applicable international rate. Lines are open between 09:00 - 17:30 British Summer Time, Monday to Friday excluding public holidays in England and Wales.
E-MAIL: shareholderenquiries@capita.co.uk
WEBSITE: www.signalshares.com

TO VOTE:

ONLINE: To access your online proxy card, please visit **www.signetjewelers.com/shareholders** and follow the on-screen instructions. You may enter your voting instructions up until June 28, 2017 at 12:01 a.m. Eastern Daylight Time (5:01am British Summer Time), which is approximately 11 hours before the start of the meeting.
IN PERSON: You may vote your shares in person by attending the Annual Meeting of Shareholders.
MAIL: If you wish to vote by mail, you may request a proxy card by following the instructions above.

Investor Code:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH NOMINEE LISTED IN PROPOSAL 1, A VOTE "FOR" PROPOSALS 2 & 3, AND A VOTE FOR "1 YEAR" ON PROPOSAL 4.